                                                                    EXHIBIT 10.1




                                CREDIT AGREEMENT
                                  BY AND AMONG
                         CHASE BRASS INDUSTRIES, INC. AN
                          THE BANKS REFERRED TO HEREIN
                                       AND
                    PNC BANK, NATIONAL ASSOCIATION, AS AGENT

                           DATED AS OF AUGUST 30, 1996

                                TABLE OF CONTENTS


1.       CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1     Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         1.3     Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

2.       REVOLVING CREDIT LOAN FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         2.1     Revolving Credit Loans and Swing Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 (a)      Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 (b)      Swing Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         2.2     Nature of Banks' Obligations with Respect to Revolving Credit Loans. . . . . . . . . . . . 31
         2.3     Commitment Fee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         2.4     Loan Requests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 (a)      Revolving Credit Loan Requests  . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 (b)      Swing Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         2.5     Making Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 (a)      Making Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 (b)      Making Swing Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         2.6     Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 (a)      Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 (b)      Swing Loan Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         2.7     Extension of Expiration Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         2.8     Voluntary Reduction of Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         2.9     Borrowings to Repay Swing Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         2.10    Issuance of Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         2.11    Participation Interest in Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . 35
         2.12    Payments with Respect to Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . 36
                 (a)      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         2.13    Notice for Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         2.14    Additional Understandings Regarding Letters of Credit. . . . . . . . . . . . . . . . . . . 36
         2.15    Fees with Respect to Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . 38

3.       TERM LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         3.1     Term Loan Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         3.2     Nature of Banks' Obligations with Respect to Term Loans. . . . . . . . . . . . . . . . . . 38
         3.3     Term Loan Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         3.4     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

4.       INTEREST RATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         4.1     Interest Rate Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         4.2     Interest Periods.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         4.3     Default Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.4     Euro-Rate Unascertainable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.5     Selection of Interest Rate Options.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

5.       PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         5.1     Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         5.2     Pro Rata Treatment of Banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         5.3     Interest Payment Dates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         5.4     Voluntary Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

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

         5.5     Additional Compensation in Certain Circumstances.  . . . . . . . . . . . . . . . . . . . . 46
                 (a)      Increased Costs or Reduced Return Resulting from Taxes,
                          Reserves, Capital Adequacy
                          Requirements, Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 (b)      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         5.6     Settlement Date Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         5.7     Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

6.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         6.1     Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (a)      Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (b)      Capitalization and Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (c)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (d)      Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (e)      Validity and Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (f)      No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (g)      No Event of Default; Compliance with Instruments  . . . . . . . . . . . . . . . . 52
                 (h)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (i)      Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (j)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (k)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 (l)      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 (m)      Patents, Trademarks, Copyrights, Licenses, Etc. . . . . . . . . . . . . . . . . . 54
                 (n)      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 (o)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 (p)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 (q)      Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 (r)      Investment Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 (s)      Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 (t)      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 (u)      Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 (v)      Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                 (w)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
                 (x)      Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                 (y)      Status of the Pledged Collateral; Security Interests  . . . . . . . . . . . . . . 59

7.       CONDITIONS OF CLOSING AND LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         7.1     Closing Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         7.2     Each Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

8.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         8.1     Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 (a)      Preservation of Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 (b)      Payment of Liabilities, Including Taxes, Etc. . . . . . . . . . . . . . . . . . . 64
                 (c)      Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
                 (d)      Maintenance of Properties and Leases  . . . . . . . . . . . . . . . . . . . . . . 65
                 (e)      Maintenance of Patents, Trademarks, Etc.  . . . . . . . . . . . . . . . . . . . . 65

                                      -ii-
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

                 (f)      Visitation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
                 (g)      Keeping of Records and Books of Account . . . . . . . . . . . . . . . . . . . . .66
                 (h)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
                 (i)      Ownership of Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .66
                 (j)      Subordination of Intercompany Loans and Advances to Borrower  . . . . . . . . . .66
                 (k)      Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
                 (l)      Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
                 (m)      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
                 (n)      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         8.2     Negative Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
                 (a)      Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
                 (b)      Minimum Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . .68
                 (c)      Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
                 (d)      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
                 (e)      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
                 (f)      Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
                 (g)      Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
                 (h)      Dispositions of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
                 (i)      Dividends, Related Distributions, and Payments through
                          Intercompany Payable Account . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 (j)      Liquidations, Mergers, Consolidations, Acquisitions . . . . . . . . . . . . . . .76
                 (k)      Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
                 (l)      Continuation of or Change in Business . . . . . . . . . . . . . . . . . . . . . .80
                 (m)      Changes in Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .80
                 (n)      Changes in Organizational Documents . . . . . . . . . . . . . . . . . . . . . . .80
                 (o)      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
                 (p)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
                 (q)      Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
                 (r)      Agreements Restricting Payment of Intercompany Notes  . . . . . . . . . . . . . .82
         8.3     Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
                 (a)      Quarterly Financial Statements and Reports  . . . . . . . . . . . . . . . . . . .83
                 (b)      Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .83
                 (c)      Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
                 (d)      Certificates of the Loan Parties  . . . . . . . . . . . . . . . . . . . . . . . .84
                 (e)      Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
                 (f)      Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
                 (g)      Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
                 (h)      Other Notices, Reports and Information  . . . . . . . . . . . . . . . . . . . . .86
                 (i)      Notices Regarding Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . .86

9.       DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
         9.1     Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
         9.2     Consequences of Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
         9.3     Notice of Sale.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .91

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

10.      THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         10.1    Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         10.2    Delegation of Duties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         10.3    Nature of Duties; Independent Credit Investigation.  . . . . . . . . . . . . . . . . . . .  91
         10.4    Actions in Discretion of Agent; Instructions from the Banks. . . . . . . . . . . . . . . .  92
         10.5    Reimbursement and Indemnification of Agent by the Borrower.  . . . . . . . . . . . . . . .  92
         10.6    Exculpatory Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         10.7    Reimbursement and Indemnification of Agent by Banks. . . . . . . . . . . . . . . . . . . .  93
         10.8    Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         10.9    Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         10.10   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         10.11   PNC and the Banks in Their Individual Capacities.  . . . . . . . . . . . . . . . . . . . .  94
         10.12   Holders of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         10.13   Equalization of Banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         10.14   Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         10.15   Agent's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         10.16   Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         10.17   Availability of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         10.18   Calculations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         11.1    Modifications, Amendments or Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         11.2    No Implied Waivers; Cumulative Remedies; Writing Required. . . . . . . . . . . . . . . . .  97
         11.3    Reimbursement and Indemnification of Banks by the Borrower; Taxes. . . . . . . . . . . . .  98
         11.4    Holidays.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         11.5    Funding by Branch, Subsidiary or Affiliate.  . . . . . . . . . . . . . . . . . . . . . . .  98
                 (a)      Notional Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                 (b)      Actual Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         11.6    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         11.7    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         11.8    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         11.9    Prior Understanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         11.10   Duration; Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         11.11   Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         11.12   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         11.13   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         11.14   Exceptions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         11.15   CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . 102
         11.16   Joinder of Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         11.17   Tax Withholding Clause. . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         11.18   Nature of Representations, Warranties and Covenants of Borrower and Guarantors.  . . . . . 104

                                    SCHEDULES


SCHEDULE 1.1(B)                   COMMITMENTS OF THE BANKS
SCHEDULE 1.1(P)(1)                SCHEDULED PERMITTED INVESTMENTS
SCHEDULE 1.1(P)(2)                SCHEDULED PERMITTED LIENS
SCHEDULE 1.1(Q)(1)                QUALIFIED ACCOUNTS
SCHEDULE 1.1(Q)(2) -              QUALIFIED INVENTORY
SCHEDULE 6.1(a)                   ORGANIZATION AND QUALIFICATION
SCHEDULE 6.1(b)                   HOLDERS OF COMMON STOCK OF BORROWER
SCHEDULE 6.1(c)                   SUBSIDIARIES OF BORROWER
SCHEDULE 6.1(h)                   LITIGATION
SCHEDULE 6.1(i)                   REAL ESTATE LOCATIONS
SCHEDULE 6.1(l)                   NECESSARY CONSENTS AND APPROVALS
SCHEDULE 6.1(m)                   PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES
SCHEDULE 6.1(o)                   INSURANCE POLICIES
SCHEDULE 6.1(q)                   MATERIAL CONTRACTS
SCHEDULE 6.1(u)                   EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1(v)                   COLLECTIVE BARGAINING AGREEMENTS
SCHEDULE 6.1(w)                   ENVIRONMENTAL MATTERS
SCHEDULE 11.6                     NOTICES

EXHIBITS

EXHIBIT 1.1(G)(1)                 GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)                 GUARANTY AGREEMENT
EXHIBIT 1.1(I)                    INTERCOMPANY LOAN SUBORDINATION AGREEMENT
EXHIBIT 1.1(P)(1)                 INVESTMENT POLICY
EXHIBIT 1.1(P)(2)                 PLEDGE AGREEMENT
EXHIBIT 1.1(R)                    REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)                    SWING LOAN NOTE
EXHIBIT 1.1(T)                    TERM NOTE
EXHIBIT 2.4(a)                    REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.4(b)                    SWING LOAN REQUEST
EXHIBIT 7.1(d)                    OPINION OF COUNSEL
EXHIBIT 7.1(l)                    CLOSING DATE COMPLIANCE CERTIFICATE
EXHIBIT 8.2(d)                    INDEBTEDNESS COMPLIANCE CERTIFICATE
EXHIBIT 8.2(i)                    DISTRIBUTION COMPLIANCE CERTIFICATE
EXHIBIT 8.2(j)(3)                 ACQUISITION NOTICE CERTIFICATE--ACQUISITION BY
                                  (OR OF) A LOAN PARTY
EXHIBIT 8.2(j)(4)                 ACQUISITION NOTICE CERTIFICATE--ACQUISITION BY
                                  (OR OF) AN UNRESTRICTED SUBSIDIARY; EQUITY
                                  CONTRIBUTION CERTIFICATE
EXHIBIT 8.3(d)(i)                 BORROWING BASE CERTIFICATE
EXHIBIT 8.3(d)(ii)                COMPLIANCE CERTIFICATE
EXHIBIT 11.11                     ASSIGNMENT AND ASSUMPTION AGREEMENT

                                CREDIT AGREEMENT

                 THIS AGREEMENT dated as of August 30, 1996 is made by and among CHASE BRASS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Guarantors referred to herein (the "Guarantors"), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

                 WHEREAS, Borrower has requested that the Banks provide a revolving credit facility in an aggregate principal amount not to exceed $40,000,000 and a term loan facility in an amount of $60,000,000;

                 WHEREAS, the revolving credit facility shall be used to finance the Leavitt Acquisition, to repay Indebtedness under the Existing Credit Agreement, if any, for working capital for the Loan Parties and for permitted acquisitions described herein and the term loan facility shall be used to finance the Leavitt Acquisition; and

                 WHEREAS, the Banks are willing to provide such credit upon the terms and conditions set forth herein.

                 NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

                 1.1      Certain Definitions.

                          In addition to words and terms defined elsewhere in
this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                          Account shall mean any account, contract right,
general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Borrower or any Guarantor.

                          Account Debtor shall mean any Person who is or who
may become obligated to the Borrower or any Guarantor under, with respect to, or on account of, an Account.

                          Acquisition Date shall have the meaning given to
such term in Section 8.2(j).

                          Adjusted Annualized Interest Expense shall mean for
any period of determination, the difference between (i) Annualized Interest Expense, and (ii) any interest expense incurred on Indebtedness Used by Qualified Unrestricted Subsidiaries included in clause (i).

                          Adjusted Cash Flow from Operations of the Loan
Parties shall mean, with respect to the Borrower and its Restricted Subsidiaries for any period of determination, the sum of (A) plus (B) plus (C) less (D) below:

                          (A)     Cash Flow from Operations of the Loan
Parties, plus

                          (B)     either (i) the "Adjustment Amount" listed in
the grid below next to the applicable period of determination if such period of determination is one of the periods set forth in such grid or (ii) zero if the period of determination commences on or after October 1, 1996.

               PERIOD OF DETERMINATION                             ADJUSTMENT AMOUNT
               -----------------------                             -----------------
                7-1-95 through 6-30-96                  $13,900,000
               10-1-95 through 9-30-96                  $10,400,000 plus the 3rdQ Adjustment
               1-1-96 through 12-31-96                  $7,900,000 plus the 3rdQ Adjustment
                4-1-96 through 3-31-97                  $4,400,000 plus the 3rdQ Adjustment
                7-1-96 through 6-30-97                  3rdQ Adjustment

                          ,plus

                          (C)     the amount of cash flow from operations
during such period of determination of any Business to be Acquired which the Loan Parties are permitted to include in computing their Adjusted Cash Flow from Operations of the Loan Parties pursuant to Section 8.2(j)(3), less

                          (D)     the amount of cash flow from operations
during such period of determination which the Loan Parties must exclude in computing their Adjusted Cash Flow from Operations of the Loan Parties pursuant to Section 8.2(h)(ix)(A)(3).Adjusted Cash Flow from Operations of the Loan Parties and Qualified Unrestricted Subsidiaries shall mean, for any period of determination the sum of (A)Adjusted Cash Flow from Operations of the Loan Parties, plus (B) Excess Cash Flow from Operations of the Qualified Unrestricted Subsidiaries.

                          Adjusted Cash Flow from Operations of the Loan
Parties and Qualified Unrestricted Subsidiaries shall mean, for any period of determination, the sum of (A) Adjusted Cash Flow from Operations of the Loan Parties, plus (B) Excess Cash Flow of the Qualified Unrestricted Subsidiaries, but only to the extent that each Qualified Unrestricted Subsidiary which earned such Excess Cash Flow of the Qualified Unrestricted Subsidiaries is permitted to distribute in cash to the Loan Parties an amount equal to such Excess Cash Flow of the Qualified Unrestricted Subsidiaries on the date of any compliance certificate in which the computation of such Adjusted Cash Flow from Operations of the Loan Parties and Qualified Unrestricted Subsidiaries is being made. For purposes of the preceding sentence a Qualified Unrestricted Subsidiary shall be deemed not to be permitted to make a distribution to the extent any agreement to which such Qualified Unrestricted Subsidiary is a party or Law by which it is bound restricts the right of such Qualified Unrestricted Subsidiary to pay such distribution on the date specified in such sentence.

                          Adjusted Indebtedness of the Loan Parties shall mean
consolidated Indebtedness of the Loan Parties excluding any Indebtedness Used by Qualified Unrestricted Subsidiaries.

                          Affiliate as to any Person shall mean any other
Person which directly or indirectly controls, is controlled by, or is under common control with such Person. "Control" as used herein shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                          Agent shall mean PNC Bank, National Association
(formerly Pittsburgh National Bank), and its successors.

                          Agent's Fee shall have the meaning assigned to that
term in Section 10.15 hereof.

                          Agent's Fee Letter shall have the meaning set forth in
Section 10.15.

                          Agreement shall mean this Credit Agreement as the same
may be supplemented or amended from time to time.

                          Annual Statements shall have the meaning given to
such term in Section 6.1(j)(A).

                          Annualized Interest Expense shall mean the
consolidated interest expense of the Loan Parties computed as of the end of each fiscal quarter, beginning with the quarter ending December 31, 1996, for the period set forth in the center column of the grid below multiplied by the number set forth in the right column of the grid below (under the heading, "Factor"):

               Fiscal Quarter Ended           Period Covered                                Factor
               --------------------           --------------                                ------
               December 31, 1996               October 1, 1996 to                             4
                                               December 31, 1996

               March 31, 1997                  October 1, 1996 to                             2
                                               March 31, 1997

               June 30, 1997                   October 1, 1996 to                            4/3
                                               June 30, 1997

               September 30, 1997 and          four quarters then ended                       1
               each fiscal quarter
               thereafter

                          Applicable Percentage shall have the meaning given to
such term in Section 2.3.

                          Application shall mean a duly executed and completed
application and agreement for standby letter of credit in the Agent's usual and customary form, subject to the terms of this Agreement where inconsistent.

                          Authorized Officer shall mean those persons,
designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of persons from time to time by giving written notice of such amendment to the Agent.

                          Banks shall mean the financial institutions named on
Schedule 1.1(B) hereto and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                          Base Rate shall mean the greater of (i) the interest
rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%) per annum.

                          Base Rate Option shall mean either the Revolving
Credit Base Rate Option or the Term Loan Base Rate Option.

                          Base Rate Portion shall mean at the time in question
that portion of the Loans bearing interest at the Base Rate Option.

                          Benefit Arrangement shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                          Borrower shall mean Chase Brass Industries, Inc., a
corporation organized and existing under the laws of the State of Delaware.

                          Borrower Reorganization shall have the meaning given
to such term in Section 8.2(j).

                          Borrower Shares shall have the meaning set forth in
Section 6.1(b).

                          Borrower's Successor shall have the meaning given to
such term in Section 8.2(j).

                          Borrowing Base shall mean at any time the sum of (i)
85% of Qualified Accounts (the "Accounts Portion"), plus (ii) the lesser of (A) the sum of (1) 60% of Qualified CBCC Inventory plus (2) 50% of Qualified Leavitt Inventory, or (B) an amount equal to the Accounts Portion.

                          Borrowing Base Certificate shall have the meaning
given to such term in Section 8.3(d)(i).

                          Borrowing Date shall mean, with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.

                          Borrowing Tranche shall mean at the time in question
that portion of the Loans accruing interest (i) under any Base Rate Option all of which Loans shall be deemed to be one Borrowing Tranche, (ii) under the Revolving Credit Euro-Rate Option having the same Borrowing Date, interest rate and Euro-Rate Interest Period, all of which Revolving Credit Loans having such same Borrowing Date, interest rate and Interest Period shall constitute one Borrowing Tranche and (iii) under the Term Loan Euro-Rate Option having the same Borrowing Date, interest rate and Interest Period, all of which Term Loans having such same Borrowing Date, interest rate and Interest Period shall constitute one Borrowing Tranche.

                          BP shall mean BP Exploration (Alaska) Inc., a
corporation organized and existing under the laws of the State of Delaware.

                          Business Day shall mean a day on which commercial
banks are open for business in Pittsburgh, Pennsylvania and New York, New York.

                          Business to be Acquired shall have the meaning given
to such term in Section 8.2(j).

                          Capital Expenditure Limitation shall mean a limit on
the amount of capital expenditures which the Loan Parties may include in Fixed Charges of the Loan Parties in any fiscal quarter (the "Measurement Quarter") beginning with the quarter ending on December 31, 1996. The Capital Expenditure Limitation is the following:

                          (A) If the Measurement Quarter is the quarter ending
December 31, 1996, the Capital Expenditure Limitation is $6,500,000. (If $6,500,000 exceeds the amount of capital expenditures incurred by the Loan Parties during such quarter, such excess shall be the

"Carryover Amount" as of the end of such quarter and thereafter until the Carryover Amount is subsequently adjusted in clause (B) below.);

                          (B) If the Measurement Quarter is in 1997 or any
fiscal year thereafter, the Capital Expenditure Limitation is the positive difference (if any) between (i) the sum of $12,500,000 plus the Carryover Amount (then in effect), less (ii) the capital expenditures incurred by the Loan Parties during such fiscal year through the end of the quarter preceding the Measurement Quarter. At the end of 1997, and at the end of each fiscal year thereafter, the Carryover Amount shall be recomputed and shall equal the positive difference (if any) between (i) the sum of $12,500,000 plus the Carryover Amount (previously in effect), less (ii) the capital expenditures incurred by the Loan Parties during such fiscal year.

                          Cash Flow from Operations shall mean, with respect to
any Person for any period of determination, the sum of consolidated net income before extraordinary items, depreciation, amortization, other non-cash charges to net income (including any periodic adjustment to the value of inventory to reflect the lower of cost or market in accordance with GAAP), interest expense and income tax expense minus the sum of non-cash credits to net income (including any periodic adjustment to the value of inventory to reflect the lower of cost or market in accordance with GAAP) and gains from asset sales, all determined in accordance with GAAP for such period of determination.

                          Cash Flow from Operations of the Loan Parties shall
mean, for any period of determination, the Cash Flow from Operations of the Loan Parties on a consolidated basis plus and any Excess Distributions by Unqualified Unrestricted Subsidiaries and minus the equity interest of the Loan Parties in earnings of the Unqualified Unrestricted Subsidiaries (if such equity interest is a positive number the result will be a negative adjustment to Cash Flow from Operations of the Loan Parties and if it is a negative number the result will be a positive adjustment to Cash Flow from Operations of the Loan Parties).

                          Cash Flow from Operations of the Qualified
Unrestricted Subsidiaries shall mean for any period of determination, the combined Cash Flow from Operations of the Qualified Unrestricted Subsidiaries for such period of determination.

                          CBCC shall mean Chase Brass & Copper Company, Inc., a
corporation organized and existing under the laws of the State of Delaware.

                          Change of Control shall occur when any of the
following events occur:

                          (i) MVA shall cease to own at least 148,973 shares of
Voting Common Stock of Borrower (which number shall be adjusted to reflect any and all stock splits, reverse stock splits and stock dividends that may occur after the date hereof) (such number on the date hereof or as hereafter adjusted pursuant hereto, the "MVA Required Shares"), provided, however, that in the event of any Borrower Reorganization, a Change in Control shall not be deemed to have occurred for purposes of this clause (i) so long as, immediately after the consummation of such transaction MVA owns a number of Voting Securities of the Borrower's Successor with a fair market value at least equal to the fair market value of the MVA Required

Shares immediately prior to such Borrower Reorganization. After the occurrence of each Borrower Reorganization, the MVA Required Shares shall be deemed to equal the shares of Voting Securities in the Borrower's Successor required to be held by MVA pursuant to the proviso of the preceding sentence and such number shall be subject to adjustment to give effect to any and all stock splits, reverse stock splits and dividends that occur after such Borrower Reorganization;

                          (ii) Borrower or Borrower's Successor shall cease to
own, directly or indirectly, 100% of the outstanding Shares of the capital stock of CBCC, Leavitt Tube, Holco or any other Guarantor;

                          (iii) Any Person or group of Persons (within the
meaning of Sections 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended), other than CVC, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50.1% or more of the voting capital stock of the Borrower; or

                          (iv) within a period of twelve (12) consecutive
calendar months, the members of the Incumbent Board cease for any reason to constitute at least a majority of the board of directors of the Borrower.

For purposes of this definition, Voting Common Stock shall be deemed to include, and give effect to the full conversion of, all outstanding shares of Borrower's' Nonvoting Common Stock and any other securities which are convertible, at any time upon the request of the holder thereof, into shares of Voting Common Stock.

                          Chase Asset Purchase Agreement shall mean the Asset
Purchase Agreement dated May 10, 1990 by and among the Borrower, the Company, Ken-Chas, BP and Standard Oil, as amended from time to time.

                          Chase Seller Note shall mean the $20,000,000
Subordinated Promissory Note, dated as of August 24, 1990, delivered by Borrower to Ken-Chas as part of the purchase price in connection with the Chase Asset Purchase Agreement as the same may be amended from time to time.

                          Chase Sellers shall mean Ken-Chas, BP and Standard
Oil.

                          Chase Union Contract shall mean that certain labor
contract with the United Steelworkers of America dated July 1, 1993 governing union employees of CBCC which is scheduled to expire on June 28, 1998.

                          Clause (B) Measurement Date shall have the meaning
given to such term in Section 8.2(j).

                          Closing Date shall mean the Business Day on which the
first Loan shall be made, which shall be the date of this Agreement.

                          Closing Date Compliance Certificate shall have the
meaning given to such term in Section 7.1(l).

                          Collateral shall mean the Pledged Collateral, the
Intercompany Payable Account, and the Intercompany Notes pledged to the Agent for the benefit of the Banks under the Intercompany Loan Subordination Agreement.

                          Combined Statements shall have the meaning given to
such term in Section 8.2(j).

                          Commitment shall mean as to any Bank the aggregate of
its Revolving Credit Commitment and Term Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Banks.

                          Commitment Fee shall have the meaning assigned to
that term in Section 2.3 hereof.

                          Common Stock shall mean the Voting Common Stock and
Nonvoting Common Stock of Borrower.

                          Company Shares shall have the meaning given to such
term in Section 6.1(b).

                          Compliance Certificate shall have the meaning given
to such term in Section 8.3(d)(ii).

                          Cumulative Excess Cash Flow shall mean, as of any
date of determination, the aggregate of all Excess Cash Flow which Loan Parties have earned and computed pursuant to Borrower's quarterly Compliance Certificates under Section 8.3(d)(ii) for each quarter prior to such date of determination.

                          Cumulative Net Excess Cash Flow shall mean:

                          (A) as of any date of determination prior to the
Mandatory Prepayment Termination Date: (1) the sum of 40% of the Cumulative Excess Cash Flow as of such date plus any Debt Proceeds and any Stock Proceeds received by the Borrower between the Closing Date and such date of determination, less (2) the sum of: (i) all dividends which Borrower has paid or declared in respect of its shares of capital stock between the Closing Date and such date of determination, (ii) the purchase price paid by the Borrower for all stock of the Borrower repurchased by Borrower, and (iii) all Equity Contributions to Unrestricted Subsidiaries made between the Closing Date and such date of determination; and

                          (B) as of any date of determination after the
Mandatory Prepayment Termination Date: (1) the sum of 100% of the Cumulative Excess Cash Flow as of such date plus any Debt Proceeds and any Stock Proceeds received by the Borrower between the Closing

Date and such date of determination, less (2) the sum of : (i) all Mandatory Prepayments of Excess Cash Flow which Borrower has paid out of its Excess Cash Flow prior to such date of determination, (ii) voluntary prepayments of the Term Loans made prior to such date pursuant to Section 5.4 to the extent that such payments have been credited to, and reduced the amount of, a Mandatory Prepayment of Excess Cash Flow under Section 5.7(b), (iii) all dividends which Borrower has paid or declared in respect of its shares of capital stock between the Closing Date and such date of determination, (iv) the purchase price paid by the Borrower for all stock of the Borrower repurchased by Borrower and (v) all Equity Contributions to Unrestricted Subsidiaries made between the Closing Date and such date of determination.

                          CVC shall mean Citicorp Venture Capital Ltd.

                          Debt Proceeds shall mean proceeds received by
Borrower from the Indebtedness incurred by Borrower described in and permitted under Section 8.2(d)(ii).

                          Delivery Date shall mean the earlier of (A) the date
on which the Borrower delivers its Compliance Certificate pursuant to Section 8.3(d) or (B) one Business Day following the date on which such Compliance Certificate is due to be delivered pursuant to such Section.

                          Distribution by Unqualified Unrestricted Subsidiary
shall mean (i) any cash payment by an Unqualified Unrestricted Subsidiary to the Loan Parties whether as a dividend distribution, repurchase of shares or repayment of an intercompany loan.

                          Distribution Compliance Certificate shall have the
meaning given to such term in Section 8.2(i).

                          Dollar, Dollars, U.S. Dollars and the symbol $ shall
mean lawful money of the United States of America.

                          Environmental Complaint shall mean any written
complaint setting forth a cause of action for personal or property damage or equitable relief or civil penalties, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws, subpoena or other written notice of any type relating to, arising out of or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

                          Environmental Conditions shall mean any conditions of
the environment, including, without limitation, the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

                          Environmental Laws shall mean all federal, state,
local and foreign laws and regulations, including permits, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                          Equity Contribution shall mean (i) any cash payment
by a Loan Party for the purchase of stock or other ownership interests, whether by direct purchase, merger or otherwise, of an Unrestricted Subsidiary or any other cash contribution by a Loan Party to the capital or equity of an Unrestricted Subsidiary; (ii) any loan made by a Loan Party to an Unrestricted Subsidiary or (iii) any Guaranty made or incurred by a Loan Party for the benefit of an Unrestricted Subsidiary relating to the payment of Indebtedness of such Unrestricted Subsidiary or relating to interest rate protection agreements entered into by such Unrestricted Subsidiary. The amount of an Equity Contribution made by a Loan Party shall be measured as the amount of such cash payment or contribution if the Equity Contribution is described in clause (i) above, the amount of such loan if the Equity Contribution is described in clause
(ii) above, or the amount of the Indebtedness secured by such Guaranty if the Equity Contribution is described in clause (iii) above.

                          ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                          ERISA Group shall mean, at any time, the Borrower and
all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                          Euro-Rate shall mean, with respect to the Loans
comprising any Borrowing Tranche to which a Euro-Rate Option applies, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the Euro-Rate evidenced by the Telerate page 3750 as quoted by the British Bankers' Association(or appropriate successor) at approximately 11:00 a.m. Pittsburgh time two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period in amounts comparable to such Borrowing Tranche and having maturities comparable to such Interest Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           [Telerate page 3750 as Quoted by British]
              Euro-Rate  = [Bankers' Association, or appropriate successor]
                           1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date, and the Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                          Euro-Rate Option shall mean either the Revolving
Credit Euro-Rate Option or the Term Loan Euro-Rate Option.

                          Euro-Rate Portion shall mean at the time in question
that portion of the Loans bearing interest under any Euro-Rate Option.

                          Euro-Rate Reserve Percentage shall mean the maximum
percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent (which determination shall be conclusive absent manifest error) which is in effect during any relevant period (or, if more than one such percentage shall be applicable, the daily average of such percentages for those days in such period during which any such percentages shall be so applicable), as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System, which percentage is currently 0% and is published in Regulation D of the Board of Governors of the Federal Reserve System.

                          Event of Default shall mean any of the Events of
Default described in Section 9.1 of this Agreement.

                          Excess Cash Flow shall be computed quarterly beginning
with the quarter ending December 31, 1996 by taking the difference between Cash Flow from Operations of the Loan Parties earned during such quarter and Fixed Charges of the Loan Parties incurred during such quarter. All determinations of Excess Cash Flow shall be made following the delivery by the Borrower to the Agent of the Borrower's financial statements described in Sections 8.3(a) and
(b) for the applicable quarter.. Borrower shall demonstrate its computation of Excess Cash Flow for each quarter in Borrower's Compliance Certificate for such quarter.

                          Excess Cash Flow of the Qualified Unrestricted
Subsidiaries shall be computed quarterly beginning with the quarter ending after the first Qualified Unrestricted Subsidiary is formed and commences business by taking the sum of (A) plus (B) less (C) and less (D) below:

                          (A)     Cash Flow from Operations of the Qualified
Unrestricted Subsidiaries earned during such quarter, plus

                          (B)     the amount of excess cash flow during such
period of determination of any QURS Business to be Acquired which any Qualified Unrestricted Subsidiaries are permitted to include in computing Excess Cash Flow of the Qualified Unrestricted Subsidiaries pursuant to Section 8.2(j)(4), less

                          (C)     Fixed Charges of the Qualified Unrestricted
Subsidiaries incurred during such quarter, less

                          (D)     the amount of excess cash flow during such
period of determination which the Borrower must exclude in computing the Excess Cash Flow of the Qualified Unrestricted Subsidiaries pursuant to Section 8.2(s).

                          All determinations of Excess Cash Flow of the
Qualified Unrestricted Subsidiaries shall be made following the delivery by Borrower to the Agent of the Borrower's financial statement described in Section 8.3(a) and (b) for the applicable quarter. The Borrower shall demonstrate its computation of Excess Cash Flow of the Qualified Unrestricted Subsidiaries for each quarter in Borrower's Compliance Certificate for such quarter.

                          Excess Distributions by Unqualified Unrestricted
Subsidiaries shall mean for any period of determination the positive difference between (A) and (B) below

                          (A)     the amount of Distributions by Unqualified
Unrestricted Subsidiaries distributed by to the Loan Parties during such period, less

                          (B)     the excess of (1) over (2) below (treat this
clause (B) as zero if (2) exceeds (1)):

                                  (1)      Equity Contributions made by the
Loan Parties to the Unqualified Unrestricted Subsidiaries between the Closing Date through and including such period of determination, over

                                  (2)      Distributions by Unqualified
Unrestricted Subsidiaries between the Closing Date and the beginning of such period of determination (excluding the distributions described in (A) above).

                          Excluded Foreign Sales Subsidiaries shall mean
Subsidiaries of the Borrower which are (i) listed on Schedule 6.1(c) and (ii) organized as foreign sales corporations under the requirements of Section 921-927 of the Internal Revenue Code.

                          Existing Credit Agreement shall mean that certain
Credit Agreement dated as of November 10, 1994 among CBCC, as the borrower, PNC Bank, as the agent, and the Banks parties thereto.

                          Expiration Date shall mean with respect to the
Revolving Credit Commitments August 30, 2001, if such day is a Business Day, or the next succeeding Business Day, or such later date established with the consent of all of the Banks in accordance with the provisions of Section 2.7.

                          Federal Funds Effective Rate for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                          Financial Projections shall have the meaning ascribed
in Section 6.1(j)(C) hereof.

                          Fixed Charges of the Loan Parties shall mean for any
fiscal quarter the sum of the following items , in each case for the Borrower and its Restricted Subsidiaries for such quarter determined and consolidated in accordance with GAAP: (i) interest expense, (ii) cash payment of income taxes,
(iii) scheduled principal installments on Indebtedness (as adjusted for Mandatory Prepayments of Excess Cash Flow pursuant to Section 5.7(b) but not adjusted for voluntary prepayments of the Term Loans pursuant to Section 5.4) which Borrower or such Restricted Subsidiary have paid, (iv) capital expenditures not in excess of the Capital Expenditure Limitation applicable to such fiscal quarter , (v) payments under capitalized leases and (vi) the amount (the "Working Capital Adjustment") in (A), (B), or (C) below as applicable:

                          (A) for the determination of Fixed Charges of the
Loan Parties for the period from October 1, 1996 through December 31, 1996, the Working Capital Adjustment shall equal the sum of (1) any increase of Working Capital of the Loan Parties arising during the period between January 1, 1996 and December 31, 1996 plus (2) any increase of Working Capital of the Leavitt Tube and Holco from October 1, 1996 through December 31, 1996; or

                          (B) for the determination of Fixed Charges of the
Loan Parties for the quarters ending on March 31, 1997, June 30, 1997 or September 30, 1997 or on March 31, June 30 or September 30 of any year after 1997, the Working Capital Adjustment shall be zero; or

                          (C) for the determination of Fixed Charges of the
Loan Parties for the fiscal quarter ending December 31, 1997 or on December 31 of any year after 1997, the Working Capital Adjustment shall be equal to any increase in Working Capital of the Loan Parties arising during the period from the first day of the year in which such quarter falls through December 31 of that year.

                          Fixed Charges of the Qualified Unrestricted
Subsidiaries shall mean for any fiscal quarter the sum of the following items, in each case for such quarter determined and consolidated in accordance with
GAAP: (i) interest expense, (ii) cash payment of income taxes, (iii) principal installments on Indebtedness which such Qualified Unrestricted Subsidiary has paid; (iv) capital expenditures, and (v) payments under capitalized leases.

                          GAAP shall mean generally accepted accounting
principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 hereof, and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur) both as to classification of items and amounts.

                          Guarantor shall mean each of the parties to this
Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this

Agreement as a Guarantor after the date hereof pursuant to Section 11.16. The following Persons shall be Guarantors on the Closing Date: CBCC, Leavitt Tube and Holco.

                          Guarantor Joinder shall mean a joinder by a Person as
a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                          Guaranty of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except for endorsements of negotiable or other instruments for deposit or collection in the ordinary course of business.

                          Guaranty Agreement shall mean the Guaranty and
Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each Guarantor to the Agent for the benefit of the Banks.

                          Holco shall mean Holco Corporation, an Illinois
corporation and a wholly-owned Subsidiary of Leavitt Structural.

                          Incumbent Board shall mean individuals who, as of the
first date of any 12-month period referred to in clause (iv) of the definition of "Change of Control" in this Agreement, constitute the Board of Directors of the Borrower and any other individual who becomes a director of the Borrower after any such date and whose election or appointment by the Board of Directors of the Borrower or nomination for election by the Board of Directors of stockholders of the Borrower was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

                          Indebtedness shall mean, as to any Person at any time
(and without duplication if the aggregate amount of Indebtedness is being measured), any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, short or long term, or joint or several) of such Person for or in respect of: (i) borrowed money, including the Chase Seller Note and the Notes hereunder, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business), or (v) any Guaranty of Indebtedness for borrowed money including the Guaranty Agreement.

                          Indebtedness Used by Qualified Unrestricted
Subsidiaries shall mean any Indebtedness of Borrower to the extent that the Borrower has distributed the net proceeds of such Indebtedness to a Qualified Unrestricted Subsidiary as an Equity Contribution to such Qualified Unrestricted Subsidiary as permitted under Section 8.2(g) (so that, for example, 75% of such Indebtedness will be Indebtedness Used by Qualified Unrestricted Subsidiaries if Borrower has distributed 75% of the net proceeds thereof to a Qualified Unrestricted Subsidiary as an Equity Contribution and such Indebtedness meets the requirements below). provided that such Indebtedness meets the following requirements on the applicable date of determination:

                          (1)     such Indebtedness is permitted under Section
8.2(d);

                          (2)     the agreements governing such Indebtedness
(including any Guaranties thereof) (collectively the "Debt Agreements") and any other agreements to which the Qualified Unrestricted Subsidiary described in clause (2) above is a party permit such Qualified Unrestricted Subsidiary to distribute in cash to the Loan Parties at any time Excess Cash Flow of the Qualified Unrestricted Subsidiaries of such Qualified Unrestricted Subsidiary accrued as of such time; and

                          (3)     there exists no events of default under the
Debt Agreements on such date of determination and the Qualified Unrestricted Subsidiary is on such date permitted immediately to distribute to the Loan Parties in cash any Excess Cash Flow then existing.

For purposes of this definition "net proceeds" of Indebtedness shall mean the proceeds after payment of expenses directly related to, and incurred in connection with, the issuance of such Indebtedness.

                          Intercompany Loan Subordination Agreement shall mean
the Subordination Agreement in the form of Exhibit 1.1(I) hereto to be executed and delivered by the Loan Parties in favor of the Banks which shall provide that
(i) the Borrower shall subordinate its rights to be repaid in respect of obligations of each of the Guarantors to the Borrower under the Intercompany Payable Account to the obligations of Guarantors to the Banks under the Guaranty Agreement and (ii) Borrower shall pledge to the Agent for the benefit of the Banks Borrower's rights under the Intercompany Payable Account and the Intercompany Notes.

                          Intercompany Notes shall mean the notes executed by
each of the Restricted Subsidiaries of Borrower in favor of the Borrower pursuant to which such Restricted Subsidiary evidences such Restricted Subsidiary's obligation to Borrower under the Intercompany Payable Account.

                          Intercompany Payable Account shall mean the account
maintained by each Restricted Subsidiary of the Borrower on its books and records reflecting all accounts payable from such Restricted Subsidiary of Borrower to Borrower (net of any obligations of such Borrower to such Restricted Subsidiary) which shall be evidenced by the Intercompany Notes and shall be subordinated pursuant to the Intercompany Loan Subordination Agreement. The Borrower has agreed not to lend or otherwise transfer money to any Unrestricted Joint Ventures or Unrestricted Subsidiaries except as permitted under Section
8.2 (g)(viii) or (ix), as applicable.

                          Interest Payment Date shall mean each date specified
for the payment of interest in Section 5.3.

                          Interest Period shall have the meaning assigned to
that term in Section 4.2 hereof.

                          Interest Rate Option shall mean the Term Loan
Euro-Rate Option, Revolving Credit Euro-Rate Option, Term Loan Base Rate Option or the Revolving Credit Base Rate Option.

                          Interim Statements shall have the meaning given to
such term in Section 6.1(j)(A).

                          Internal Revenue Code shall mean the Internal Revenue
Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                          Inventory shall mean any and all goods, merchandise
and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Borrower or any Guarantor which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in the Borrower's or such Guarantor's business or held for sale or lease, including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by the Borrower or such Guarantor, and (b) all packing, shipping and advertising materials relating to all or any such property.

                          Joint Venture shall mean any partnership or joint
venture in which any Loan Party owns, directly or indirectly, more than 5% but less than 100% of the Control (as such term is defined in the definition of "Affiliate").

                          Ken-Chas shall mean Ken-Chas Reserve Company, a
Delaware corporation (formerly Chase Brass & Copper Company).

                          Law shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                          Leavitt Acquisition shall mean the Acquisition by
Leavitt Tube of the assets, properties and business of the Leavitt division of UNR, including substantially all of the assets and properties of Leavitt Structural and all of the issued and outstanding shares of capital stock of Holco pursuant to the Leavitt Acquisition Agreement and the other transactions in connection with the Leavitt Acquisition Agreement.

                          Leavitt Acquisition Agreement shall mean that certain
Sale and Purchase Agreement dated as of May 15, 1996, by and among UNR, Leavitt Structural, and the Borrower, as amended.

                          Leavitt Acquisition Documents shall mean the Leavitt
Acquisition Agreement and each of the other documents executed in connection with or pursuant to the Leavitt Acquisition Agreement.

                          Leavitt Annual Statements shall have the meaning
given to such term in Section 6.1(j)(B).

                          Leavitt Business shall mean all of the assets to be
acquired by and liabilities to be assumed by Leavitt Tube pursuant to the Leavitt Acquisition Documents and the business operated therewith.

                          Leavitt Historical Statements shall have the meaning
given to such term in Section 6.1(j)(B).

                          Leavitt Interim Statements shall have the meaning
given to such term in Section 6.1(j)(b).

                          Leavitt Sellers shall mean UNR and Leavitt
Structural.

                          Leavitt Structural shall mean Leavitt Structural
Tubing Co., a Delaware corporation.

                          Leavitt Tube shall mean Leavitt Tube Company, Inc., a
Delaware corporation, which shall purchase the Leavitt Business on the Closing Date pursuant to the terms of the Leavitt Acquisition Agreement.

                          Letter of Credit shall mean each and Letters of
Credit shall mean all standby letters of credit issued and outstanding pursuant to an Application and Section 2.10 of this Agreement.

                          Letter of Credit Outstandings shall mean at any time
the sum of (i) the aggregate undrawn full amount of outstanding Letters of Credit, and (ii) the aggregate amount of all unpaid Reimbursement Obligations.

                          Leverage Ratio of the Loan Parties shall mean as of
any date of determination the ratio of Adjusted Indebtedness of the Loan Parties on such date (except in those circumstances described in Section 8.2(c) or otherwise in this Agreement which require that the Borrower compute Adjusted Indebtedness of the Loan Parties as of a different date) to the Adjusted Cash Flow from Operations of the Loan Parties for the twelve months ending on such date (except in those circumstances described in the definition of Leverage Ratio Level and in Section 8.2(c) and other circumstances expressly provided in this Agreement which require that the Borrower compute its consolidated Adjusted Cash Flow from Operations of the Loan Parties for four quarters ending on a different date).

                          Leverage Ratio of the Loan Parties and Qualified
Unrestricted Subsidiaries shall mean as of any date of determination the ratio of Indebtedness of the Loan Parties on such date to the Adjusted Cash Flow from Operations of the Loan Parties and Qualified Unrestricted Subsidiaries for the twelve months ending on such date.

                          Leverage Ratio Level shall be on any date of
determination a numerical level of either I, II, III, IV, V or VI based on the Leverage Ratio of the Loan Parties on such date as follows:

          Leverage Ratio of the Loan Parties                             Leverage Ratio Level
          ----------------------------------                             --------------------
less than 1.0 to 1.0                                                              I

greater than or equal to 1.0 to 1.0 but less than 1.5                             II
to 1.0

greater than or equal to 1.5 to 1.0 but less than 2.0                             III
to 1.0

greater than or equal to 2.0 to 1.0 but less than 2.5                             IV
to 1.0

greater than or equal to 2.5 to 1.0 but less than 3.0                             V
to 1.0

greater than or equal to 3.0 to 1.0                                               VI

                          The Leverage Ratio Level on the Closing Date shall be
determined based on the ratio of Adjusted Indebtedness of the Loan Parties as of the Closing Date (after giving effect to the Leavitt Acquisition) to Adjusted Cash Flow from Operations of the Loan Parties for the twelve months ending on June 30, 1996. Thereafter, the Borrower shall compute the Leverage Ratio Level as of the end of each of quarter , except as noted in the last two sentences of this paragraph, based on the Adjusted Indebtedness of the Loan Parties as of such quarter end and Adjusted Cash Flow from Operations of the Loan Parties for the twelve months then ended. The Borrower shall set forth its computation of the Leverage Ratio Level for each quarter end in its Compliance Certificate for such quarter. Any increase in the Leverage Ratio Level after the Closing Date shall be effective on the Delivery Date for the Compliance Certificate evidencing the computation of such Leverage Ratio Level. Any decrease in the Leverage Ratio Level after the Closing Date shall be effective on the date on which the Borrower actually delivers the Compliance Certificate evidencing the computation of such Leverage Ratio Level. The Borrower also shall compute the Leverage Ratio Level on the date on which any Loan Party makes an acquisition described in Section 8.2(j)(3) and any increase or decrease in the Leverage Ratio Level resulting from such computation shall be effective on the date of such acquisition. If such Loan Party makes such acquisition before the Borrower has delivered or is required to deliver its Compliance Certificate for the end of the fiscal quarter which immediately preceded the date of such acquisition, the Borrower shall not compute the Leverage Ratio Level on such Compliance Certificate for such preceding fiscal quarter. Following the date on which any Loan Party makes an acquisition described in Section 8.2(j)(3), the Borrower shall next compute the Leverage Ratio Level as of the end of the fiscal quarter in which such acquisition date falls.

                          Lien shall mean any mortgage, deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                          Loan Parties shall mean the Borrower and the
Guarantors.

                          Loans shall mean collectively and Loan shall mean
separately all Revolving Credit Loans, Term Loans and Swing Loans or any Revolving Credit Loan, Term Loan or Swing Loan.

                          Mandatory Prepayment Date shall have the meaning
assigned to that term in Section 5.7(b).

                          Mandatory Prepayment Termination Date shall mean the
date on which the amount of the Term Loans outstanding is reduced to $50,000,000 or a lesser amount.

                          Mandatory Prepayment of Excess Cash Flow shall have
the meaning assigned to that term in Section 5.7.

                          Material Adverse Change shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Senior Loan Document, (b) impairs materially or could reasonably be expected to impair materially the ability of the Borrower and the other Loan Parties, taken as a whole, to duly and punctually pay or perform their obligations under the Senior Loan Documents, or (c) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Senior Loan Document; provided, that neither the matters listed on the Schedules to this Agreement on the Closing Date nor the results of operations or changes in financial condition of the Borrower or any other Loan Party set forth in the Interim Statements or the Leavitt Interim Statements shall, as to such items individually or in the aggregate, constitute a Material Adverse Change, but nothing in this proviso shall prevent any or all of such items from being aggregated with other items or occurrences for purposes of determining the existence of a Material Adverse Change.

                          Measurement Date shall have the meaning assigned to
such term in Section 8.2(j)(3).

                          Minimum Net Worth Requirement shall mean an amount
equal to the sum of $50,000,000 plus the following amounts earned or received, as applicable, between July 1, 1996 and the date of determination (i) 50% of consolidated net income of the Borrower and its Restricted Subsidiaries for each fiscal quarter in which net income was earned (as opposed to a net loss) and
(ii) 100% of the proceeds received by Borrower from the issuance or sale of its capital stock, net of any out of pocket expenses incurred by Borrower in connection with such issuance or sale, which out of pocket expenses shall include all investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred ("Stock Proceeds").

                          Month, with respect to a Euro-Rate Interest Period,
means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. The last day of a calendar month shall be deemed to be such numerically corresponding day for such calendar month (i) if there is no such numerically corresponding day in such calendar month, or (ii) if the first day of such Interest Period is the last Business Day of a calendar month.

                          Multiemployer Plan shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made or had an obligation to make such contributions.

                          MVA shall mean Martin V. Alonzo.

                          Nonvoting Common Stock shall mean the nonvoting
common stock of Borrower with respect to which the certificate of incorporation of Borrower does not give the holders thereof any voting rights except as required by law.

                          Notes shall mean the Revolving Credit Notes, Term
Notes and the Swing Note.

                          notices shall have the meaning given to such term in
Section 11.6.

                          Official Body shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                          PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                          Participation Interest shall have the meaning given
to such term in Section 2.11.

                          Permitted Interest Rate Protection Agreement shall
mean an interest rate hedge, swap, cap or collar or other interest rate hedging products, in notional amount not exceeding the sum of the Commitments plus other Indebtedness incurred by the Borrower and permitted under Section 8.2(d), purchased by Borrower to hedge against fluctuations in the interest rates applicable to Loans and such other Indebtedness under this Agreement.

                          Permitted Investments shall mean:

                          (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America;

                          (ii) commercial paper rated not lower than A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service on the date of acquisition; and

                          (iii) demand deposits, time deposits or certificates of deposit (a) in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Corporation or Moody's Investors Service on the date of acquisition or (b) which are fully insured by the Federal Deposit Insurance Corporation;

                          (iv) any investment fund which invests solely in the obligations described in clauses (i), (ii) or (iii) above;

                          (v) any investment in Excluded Foreign Sales Subsidiaries existing on the Closing Date and set forth on Schedule 1.1(P)(1); and

                          (vi) any other investment which is permitted under the investment policy attached as Exhibit 1.1(P)(1) hereto._

                           Permitted Liens shall mean:

                          (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business and which are not yet due and payable;

                          (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                          (iii) Liens of mechanics, materialmen, warehousemen or carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                          (iv) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                          (vi) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P)(2) hereto and a replacement Lien resulting from a refinancing of such Lien provided that the principal amount secured by such Lien is not increased (except for increases resulting from the addition of outstanding interest to principal in connection with a refinancing of the Lien) and no additional assets become subject to such Lien;

                          (vii) Claims or Liens on assets of the Loan Parties in favor of lessors under leases for such assets permitted under Section 8.2(d)(i) ("Permitted Secured Leases") or claims or Liens on assets of Unrestricted Subsidiaries or Unrestricted Joint Ventures in favor of lessors under leases for such assets; ;

                          (viii) Liens described in the definition of Permitted Purchase Money Indebtedness and securing such Indebtedness on assets of the Loan Parties as permitted under Section 8.2(d)(i) or on assets of the Unrestricted Subsidiaries;

                          (ix) Liens relating to zoning restrictions, easements or other restrictions on the use of real Property acquired in the Leavitt Acquisition and reflected on title policies relating to such Property;

                          (x) The following (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or materially impair the ability of the Borrower, CBCC or Leavitt Tube to perform its obligations hereunder or under any of the Senior Loan Documents and they are not reasonably likely to result in a Material Adverse Change :

                          (1) Claims or Liens for taxes, assessments or governmental charges due and payable and subject to interest or penalty, provided that the Loan Party or its Subsidiary maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or governmental charges promptly after the commencement of any proceedings to foreclose any such Lien and, in any event, prior to the date of any scheduled foreclosure sale of property subject to such Lien;

                          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property other than the Collateral or other legal process prior to adjudication of a dispute on the merits; or

                          (3) Claims or Liens of mechanics, materialmen, warehousemen or carriers, or other statutory nonconsensual Liens;

                          (xi)    Liens in favor of the Agent for the benefit
of the Banks securing the Indebtedness hereunder; and

                          (xii)   Liens on the stock or other ownership
interests or the Equity Contribution in, or assets of, the Unrestricted Subsidiaries securing Indebtedness for money borrowed by such Unrestricted Subsidiaries or by the Loan Parties.

                          Permitted Purchase Money Indebtedness shall mean
Indebtedness which (a) is incurred in connection with the purchase of tangible property and within ninety (90) days of the date such property is placed in service; (b) is secured, if at all, solely by Liens on the assets acquired; and
(c) the principal amount of which does not exceed the cost of the assets acquired; and (d) is permitted under Section 8.2(d)(i).

                          Person means any individual, corporation,
partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                          Plan shall mean at any time an employee pension
benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                          Pledge Agreement shall mean the Pledge Agreement in
substantially the form of Exhibit 1.1(P)(2) executed and delivered by Borrower, Leavitt Tube, and any other Restricted Subsidiary of Borrower which may hereafter hold any Subsidiary Shares, to the Agent for the benefit of the Banks.

                          Pledged Collateral shall mean the property of the
Loan Parties in which security interests are to be granted under the Pledge Agreement. The Pledged Collateral includes all of the capital stock of each of the Loan Parties (other than the Borrower) and the Intercompany Notes.

                          PNC shall mean PNC Bank, National Association, its
successors and assigns.

                          Potential Default shall mean any event or condition
which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                          Principal Office shall mean the main banking office
of the Agent in Pittsburgh, Pennsylvania.

                          Prior Security Interest shall mean a valid and
enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or as permitted hereunder.

                          Prohibited Transaction shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                          Property shall mean all property, both fee and
leasehold interests, owned by any Loan Party or any Subsidiary of a Loan Party, together with all other property and leasehold interests owned at any time by such Loan Party or Subsidiary.

                          Qualified Accounts shall mean any Accounts which the
Agent in its sole discretion determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(1).

                          Qualified CBCC Inventory shall mean any Qualified
Inventory owned by CBCC or its Subsidiaries.

                          Qualified Inventory shall mean any Inventory owned by
any Loan Party which the Agent in its sole discretion determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(2).

                          Qualified Leavitt Inventory shall mean any Qualified
Inventory owned by Leavitt Tube or Holco.

                          Qualified Unrestricted Subsidiary shall mean on any
date of determination an Unrestricted Subsidiary if

                          (1)     the Borrower has distributed to such
Unrestricted Subsidiary the proceeds of Indebtedness Used by Qualified Unrestricted Subsidiaries and such Indebtedness meets the requirements in the definition of "Indebtedness Used by Qualified Unrestricted Subsidiaries " on such date, and

                          (2)     any agreements to which such Unrestricted
Subsidiary is a party or by which such Unrestricted Subsidiary is bound permit such Unrestricted Subsidiary to distribute on such date and on any date thereafter in cash all or a portion of its Excess Cash Flow earned through such date.

                          QURS Business to be Acquired shall have the meaning
assigned to such term in Section 8.2(j)(3).

                          QURS Business to be Sold shall have the meaning
assigned to such term in Section 8.2(s).

                          QURS Target Statements shall have the meaning
assigned to such term in Section 8.2(j)(3).

                          Ratable Share shall mean the proportion that a Bank's
Commitment bears to the Commitments of all the Banks.

                          Regulated Substances shall mean any substance,
including without limitation Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

                          Regulation U shall mean Regulation U, T, G or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                          Reimbursement Obligations shall have the meaning
assigned to such term in Section 2.12(a)(i).

                          Remediation Agreement shall mean that certain
Remediation Agreement dated as of August 24, 1990 among BP, Standard Oil, the Borrower and CBCC, as amended from time to time.

                          Reportable Event means (i) a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan, (ii) a withdrawal by a substantial employer from a Plan or Multiemployer Plan, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants in any Plan to be separated from employment, as referred to in
Section 4062(e) of ERISA.

                          Required Banks shall mean (i) if there are no Loans
outstanding, Banks whose Commitments aggregate at least 66 2/3% of the Commitments of all of the Banks, or (ii) if there are Loans outstanding, Banks whose Loans outstanding aggregate at least 66 2/3% of the total principal amount of the Loans outstanding hereunder.

                          Restricted Investments shall mean all of the
following with respect to any one or more of the Unrestricted Subsidiaries, Unrestricted Joint Ventures or Excluded Foreign Sales Subsidiaries (each referred to herein as an "Unrestricted Entity"): (i) investments or contributions by any Loan Party in or to the capital of, purchases of stock or other ownership interests in or payments whether in cash or other property to, directly or indirectly, such Unrestricted Entity, (ii) loans by any Loan Party directly or indirectly to such Unrestricted Entity, (iii) Guaranties by any Loan Party directly or indirectly of the obligations of or otherwise for the benefit of such Unrestricted Entity, (iv) other expenditures, payments or obligations, contingent or otherwise, whether in respect of goods delivered or services performed (including without limitation sales services as a foreign sales corporation) or otherwise from a Loan Party, to or for the benefit of such Unrestricted Entity(v) any Indebtedness or other obligation of such Unrestricted Entity assumed by a Loan Party or (iv) any other consideration given by any Loan Party for the benefit of such Unrestricted Entity.

                          Restricted Subsidiaries shall mean the Guarantors.

                          Revolving Credit Base Rate Option shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4,1(a)(i)

                          Revolving Credit Commitment shall mean, at the time
in question as to any Bank, the amount initially set forth opposite its name on
Schedule 1.1(B) hereto in the column labeled "Revolving Credit Commitment" as reduced from time to time in accordance with Section 2.8, and changed from time to time as reflected on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                          Revolving Credit Euro-Rate Option shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(a)(ii).

                          Revolving Credit Euro-Rate Spread shall have the
meaning assigned to such term in Section 4.1(a)(ii).

                          Revolving Credit Loan Request shall have the meaning
set forth in Section 2.4(a).

                          Revolving Credit Loans shall mean collectively and
Revolving Credit Loan shall mean separately all Loans (including Swing Loans) or any Loan (including any Swing Loan) made by the Banks or one of the Banks to the Borrower pursuant to Sections 2.1 or 2.12.

                          Revolving Credit Notes shall mean collectively and
Revolving Credit Note shall mean separately all of the Revolving Credit Notes of the Borrower, in the form of Exhibit 1.1(R), evidencing the Revolving Credit Loans made by the Banks to the Borrower, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                          Revolving Facility Usage shall mean at any time the
sum of Revolving Credit Loans outstanding and the Letter of Credit
Outstandings.

                          Senior Loan Documents shall mean this Agreement, the
Notes, the Intercompany Loan Subordination Agreement and the Intercompany Notes pledged thereunder, the Agent's Fee Letter, any Application, the Guaranty Agreement, any Guarantor Joinder, the Pledge Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered thereunder or in connection therewith, as the same may be supplemented or amended from time to time in accordance herewith, and Senior Loan Document shall mean any of the Senior Loan Documents.

                          Settlement Date shall mean each Thursday of each week
and each date on which the Agent elects to effectuate settlement pursuant to
Section 5.6.

                          Solid Waste shall mean any garbage, refuse or sludge
from any waste treatment plant, water supply treatment plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the workplace of any material as a result of activities on the Property, including, without limitation, baghouse dust, dross, scrap and used Regulated Substances.

                          Solvent shall mean, with respect to any Person on a
particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                          Standard Oil shall mean The Standard Oil Company, a
corporation organized and existing under the laws of the State of Ohio.

                          Stock Proceeds  shall have the meaning assigned to
such term in the definition of "Minimum Net Worth Requirement."

                          Subsidiary of any Person at any time shall mean any
corporation or trust of which a majority (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership or limited liability company of which such Person is a general partner or a member, as applicable or of which a majority of the partnership interests or interests as a member is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries.

                          Subsidiary Shares shall have the meaning assigned to
such term in Section 6.1(c).

                          Swing Loan Maximum shall mean the commitment of PNC to
make Swing Loans to the Borrower at Borrower's request pursuant to Section 2.1(b) hereof in an aggregate principal amount of up to but not in excess of $5,000,000 at any one time outstanding, provided that in no event shall the sum of all Swing Loans and Revolving Credit Loans made by PNC exceed PNC's Ratable Share of the Revolving Credit Loans (including any Revolving Credit Loans designated by PNC as Swing Loans) by more than $5,000,000

                          Swing Loan Request shall mean a request for Swing
Loans made in accordance with Section 2.4(b) hereof.

                          Swing Loans shall mean collectively and Swing Loan
shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1(b) hereof.

                          Swing Note shall mean the Swing Loan Note of the
Borrower in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

                          Syndication Period shall be the earlier of (i) ninety
(90) days following the Closing Date or (ii) the date on which PNC's Commitments shall be equal to or less than 25% of the aggregate Commitments of all of the Banks.

                          Target Statements shall have the meaning given to
such term in Section 8.2(j).

                          Term Loan Base Rate Option shall mean the option of
the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(b)(i).

                          Term Loan Commitment shall mean, as to any Bank at
any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Term Loan Commitment ," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Banks.

                          Term Loan Euro-Rate Option shall mean the option of
the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(b)(ii).

                          Term Loan Euro-Rate Spread shall have the meaning
assigned to such term in Section 4.1(b)(ii).

                          Term Loans shall mean collectively and Term Loan
shall mean separately all Term Loans or any Term Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 3.

                          Term Loan Repayment Date shall mean the date on which
the Borrower makes the last payment required to repay in full all of the Term Loans and all interest in respect of such Term Loans and such Loans and interest shall thereby be repaid in full.

                          Term Notes shall mean collectively and Term Note
shall mean separately all of the Term Notes of the Borrower in the form of
Exhibit 1.1(T) evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                          3rdQ Adjustment shall have the meaning assigned to
such term in Section 8.3(d)(ii).

                          Unrestricted Joint Venture shall mean any Joint
Venture which has not joined this Agreement as a Loan Party.

                          Unrestricted Subsidiary shall have the meaning
assigned to such term in Section 8.2(j)(4).

                          Unqualified Unrestricted Subsidiary shall mean any
Unrestricted Subsidiary which is not a Qualified Unrestricted Subsidiary.

                          UNR shall mean UNR Industries, Inc., a Delaware
corporation, which as of the date hereof owns all of the capital stock of Leavitt Structural.

                          Voting Agreement shall mean that certain Voting
Agreement dated as of November 10, 1994 between Borrower, CVC and MVA, as amended.

                          Voting Common Stock shall mean the common stock of
Borrower with respect to which the certificate of incorporation of Borrower grants voting rights to the holders thereof.

                          Voting Securities shall mean, with respect to any
corporation, any securities that vote generally in the election of directors.

                          Working Capital shall mean as of any date of
determination the difference between current assets (excluding cash) and current liabilities (excluding obligations under the Notes) of the Borrower and its Restricted Subsidiaries, in each case determined and consolidated in accordance with GAAP.

                          Working Capital Adjustment shall have the meaning
assigned to such term in the definition of "Fixed Charges of the Loan Parties."

                 1.2      Construction.

                          Unless the context of this Agreement otherwise
clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                 1.3      Accounting Principles.

                          Except as otherwise provided in this Agreement, all
computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If one or more changes in GAAP after the date of this Agreement are required to be applied to then existing transactions, and either a violation of one or more provisions hereof shall have occurred which would not have occurred if no change in accounting principles had taken place or a violation of one or more of the provisions hereof shall not occur which would have occurred if no change in accounting principles had taken place,

                          (a)     The parties agree that any such violation
shall not be considered to constitute a Potential Default or Event of Default for a period of 30 days;

                          (b)     The parties agree in such event to negotiate
in good faith to attempt to draft an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original provisions hereof after taking into account such change or changes in GAAP; and

                          (c)     If the parties are unable to negotiate such
an amendment within 30 days, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles as in effect prior to such change.

                 Any reference to a financial determination hereunder that is to be made with respect to the Loan Parties collectively (such references include, for example, the following: "Loan Parties", "Borrower and the Guarantors" or "Borrower and its Restricted Subsidiaries") and not with respect to the Unrestricted Subsidiaries shall be determined based on the consolidating financial statements of the Borrower which shows the separate financial results of Borrower and each Subsidiary of Borrower and the consolidated statements of the Loan Parties derived therefrom as described in Sections 8.3(a) and 8.3(b). The consolidated balance sheet of the Loan Parties shall account for the Loan Parties' investment in the Unrestricted Subsidiaries under the equity method of accounting.

                   2.        REVOLVING CREDIT LOAN FACILITY

                 2.1      Revolving Credit Loans and Swing Loans.

                          (a)     Revolving Credit Commitments.

                                  Subject to the terms and conditions hereof
and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to, but not including, the Expiration Date in an aggregate principal amount not to exceed at any one time outstanding to the Borrower such Bank's Revolving Credit Commitment less such Bank's

Ratable Share of the Letter of Credit Outstandings and provided that the Revolving Facility Usage may never exceed the lesser of the Revolving Credit Commitments or the Borrowing Base.

                          (b)     Swing Loans.

                                  Subject to the terms and conditions hereof
and relying upon the representations and warranties herein set forth, and in order to facilitate Revolving Credit Loans and repayments between Settlement Dates in aggregate amounts of $5,000,000 or less, PNC shall make Swing Loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date in an aggregate principal amount up to but not in excess of the Swing Loan Maximum, subject to Section 7 and to the following provisions. As of each Settlement Date so long as the Borrower has the right to borrow under this Section 2.1(b), a portion of PNC's Revolving Credit Loans to the Borrower equal to the lesser of $5,000,000 or the aggregate amount of PNC's Revolving Credit Loans shall be designated by PNC as Swing Loans. PNC shall make Swing Loans between Settlement Dates, provided that
(i) the aggregate amount of all Swing Loans shall not exceed the Swing Loan Maximum (which permits the aggregate principal amount of PNC's Swing Loans and PNC's Revolving Credit Loans to exceed PNC's Ratable Share of the Revolving Credit Loans (including any Revolving Credit Loans designated by PNC as Swing Loans) by up to $5,000,000), and (ii) the Revolving Facility Usage shall not exceed the lesser of the Revolving Credit Commitments or the Borrowing Base. Within such limits of time and amount and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1(b).

                 2.2 Nature of Banks' Obligations with Respect to Revolving Credit Loans.

                                  Each Bank shall be obligated to participate
in each request for Revolving Credit Loans pursuant to Section 2.5(a) hereof in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment less its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of any other Bank or the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

                 2.3     Commitment Fee.

                                  Accruing from the Closing Date until the
Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a commitment fee (the "Commitment Fee") equal to a percentage (the "Applicable Percentage") per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) which shall be based on the Leverage Ratio Level then in effect as set forth below times the average daily amount of the difference between (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time, less (ii) the sum of the amount of Revolving Credit Loans outstanding plus Letters of Credit Outstanding:

        Leverage Ratio Level in Effect                               Applicable Percentage
        ------------------------------                               ---------------------
                      I                                                      .25%
                      II                                                     .275
                     III                                                     .275
                      IV                                                     .30
                      V                                                      .30
                      VI                                                     .325%

The Applicable Percentage shall change on the effective date of any change in the Leverage Ratio Level pursuant to the definition of Leverage Ratio Level. All Commitment Fees shall be payable in arrears on the first Business Day of each October, January April and July after the Closing Date and on the Expiration Date or upon acceleration of the Revolving Credit Notes. For purposes of the computation of the Commitment Fee pursuant to this Section 2.3, the Swing Loans shall be deemed to be borrowed amounts under PNC's Revolving Credit Commitment.

                 2.4      Loan Requests.

                          (a)     Revolving Credit Loan Requests.

                                  Except as otherwise provided herein, the
Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans, by the delivery to the Agent, not later than 9:30 a.m. Pittsburgh time (i) two (2) Business Days prior to the proposed Borrowing Date (which shall be a Settlement Date) with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro- Rate Option for any Revolving Credit Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date (which shall be a Settlement Date) with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4(a) hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Revolving Credit Loan Request"), it being understood that the Agent may rely on the Authorized Officer making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date (which shall be a Settlement Date); (ii) the aggregate amount of the proposed Revolving Credit Loans comprising the Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $2,000,000 for Revolving Credit Loans to which the Euro-Rate Option applies and not less than the lesser of $250,000 or the difference between the Revolving Credit Commitments and the Revolving Facility Usage for Revolving Credit Loans to which the Revolving Credit Base Rate Option applies; (iii) whether the Euro-Rate Option or the Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) in the case of Revolving Credit Loans to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising the Borrowing Tranche.

                          (b)     Swing Loans.

                                  Except as otherwise provided herein, the
Borrower may from time to time prior to the Expiration Date request Swing Loans by telephonic or written request to PNC not later than 11:00 a.m. Pittsburgh time on the proposed Borrowing Date (each, a "Swing Loan Request"), it being understood that PNC may rely on the authority of any person making a telephonic request without the necessity of receipt of written confirmation. If requested by PNC, Borrower shall deliver a duly completed request for Swing Loans in the form of Exhibit 2.4(b) hereto.

                 2.5      Making Loans.

                          (a)     Making Revolving Credit Loans.

                                  The Agent shall, promptly after receipt by it
of a Revolving Credit Loan Request pursuant to Section 2.4(a), notify the Banks of its receipt of such Revolving Credit Loan Request, specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loan; (ii) the amount and type of such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 hereof. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loan of such Bank on the Borrowing Date.

                          (b)     Making Swing Loans.

                                  Subject to Section 7.2, PNC shall, after
receipt by it of a Swing Loan Request pursuant to Section 2.4(b), fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date.

                 2.6      Notes.

                          (a)     Revolving Credit Notes.

                                  The obligation of the Borrower to repay the
aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note of the Borrower dated as of the Closing Date in substantially the form attached hereto as Exhibit 1.1(R), payable to each Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

                          (b)     Swing Loan Note.

                                  The obligation of the Borrower to repay the
unpaid principal amount of the Swing Loans made to it by PNC, together with interest thereon, shall be the Swing Note. Any replacements of the Swing Note shall be in substantially the form of Exhibit 1.1(S), payable to the order of PNC in a face amount of $5,000,000.

                 2.7      Extension of Expiration Date.

                          Upon or promptly after delivery by the Borrower of
the annual financial statements to be provided under Section 8.3(c) hereof for the fiscal year ending December 31, 1997 or any subsequent fiscal year, the Borrower may request a one-year extension of the Expiration Date by written notice to the Agent and the Banks, and the Agent and all the Banks agree to respond to the Borrower's request for an extension by the later of sixty (60) days following receipt of the request or May 31 of such year. The Expiration Date shall be extended only upon approval of all of the Banks.

                 2.8      Voluntary Reduction of Commitments.

                          The Borrower may from time to time permanently reduce
ratably the respective Revolving Credit Commitments of the Banks to an amount not less than the total Revolving Credit Loans and Swing Loans then outstanding by giving not less than three (3) Business Days' notice (which notice shall be irrevocable) to such effect to the Agent, provided that any partial reduction shall be in the aggregate principal amount of $1,000,000 or an integral multiple thereof. The Agent shall promptly advise each Bank of the date and amount of each such reduction. After each such reduction, the Commitment Fee shall be calculated upon the Revolving Credit Commitments as so reduced and the amount of reduction may not be reinstated.

                 2.9      Borrowings to Repay Swing Loans.

                          PNC may at its option, exercisable at any time for
any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make a Revolving Credit Loan in an amount sufficient to result in each Bank having its Ratable Share of all outstanding Revolving Credit Loans after repayment of the Swing Loans under this Section 2.9, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made under this Section shall bear interest at the Base

Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4(a) without regard to any of the requirements of that provision. PNC shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.9 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 7.2 are then satisfied) by 3:00 p.m. Pittsburgh time on the Business Day on which the Banks receive PNC's notice provided that PNC has delivered such notice by 12:00 noon on such Business Day, and if PNC delivers such notice after 12:00 noon on such Business Day, then by 3:00 p.m. Pittsburgh time on the Business Day next succeeding the date on which the Banks receive such notice from PNC.

                 2.10     Issuance of Letters of Credit.

                          Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, at the request of the Borrower on behalf of any Loan Party and pursuant to an Application with respect to each proposed issuance of a Letter of Credit duly executed by the Borrower or such other Loan Party requesting such issuance, the Agent shall issue such Letter of Credit for the account of Borrower or such other Loan Party provided that (a) the term of any Letter of Credit shall not exceed one (1) year from the date of its issuance (except for that certain Letter of Credit in the amount of $300,000 issued on the date hereof in favor of American National Fire Insurance Co. which expires on August 30,1998) or the date of renewal if such Letter of Credit is renewed or continue beyond the Expiration Date), (b) after the issuance thereof the aggregate undrawn amount then outstanding under all Letters of Credit does not exceed $5,000,000, and (c) the amount of the Revolving Facility Usage does not exceed the lesser of (i) the Revolving Credit Commitments or (ii) the Borrowing Base at such time. No Letter of Credit shall be issued for a face amount of less than $250,000.

                 2.11     Participation Interest in Letters of Credit.

                          Effective as of the date of issuance of any Letter of
Credit, the Agent agrees to allot and does allot, and each Bank severally and irrevocably agrees to take and does take, an undivided participation interest (a "Participation Interest") in each such Letter of Credit in proportion to each Bank's Ratable Share. At the issuance of any Letter of Credit by the Agent, the Agent shall send a notice to each Bank stating the principal terms of the Letter of Credit and each Bank's Participation Interest therein.

                          Notwithstanding anything to the contrary herein, in
any of the Senior Loan Documents or in any document to be delivered in connection herewith, the Borrower and each other Loan Party acknowledges and agrees that all rights of the Agent under any Application shall inure to the benefit of each Bank to the extent of its Participation Interest as fully as if such Bank were a party to such Application.

                 2.12     Payments with Respect to Letters of Credit.

                          (a)     Letters of Credit.

                                  As to each Letter of Credit:

                                  (i)      Reimbursement.  The Borrower agrees
         to reimburse the Agent, forthwith, and in accordance with the terms of any related Application, whether executed by the Borrower or any other Loan Party, for any payment made by the Agent or other issuing Bank under such Letters of Credit and applicable Law (the "Reimbursement Obligations"). The obligation to reimburse the Agent or other issuing Bank under this subsection (i) shall be absolute and unconditional without any setoff, counterclaim or reduction and without any withholding or similar taxes.

                                  (ii)     Funding of Letters of Credit.  If
         the Agent honors a draft drawn under a Letter of Credit in accordance with the terms of such Letter of Credit and is not reimbursed therefor in accordance with subsection (i) above on the same Business Day, the Agent shall promptly notify each Bank of such failure to reimburse. Each Bank shall, promptly and in no event later than one (1) Business Day after receipt of notice, transfer to the Agent, in immediately available funds, an amount equal to such Bank's Participation Interest of the unreimbursed amount paid under a Letter of Credit.

                                  (iii)    Effect of Non-Reimbursement.  In the
         event that the Borrower fails in whole or in part to reimburse the Agent pursuant to subsection (i) above, the Borrower shall be deemed to have properly requested a Revolving Credit Loan under the Base Rate Option in accordance with Section 2.4(a) without regard to any of the requirements of that provision for the unreimbursed amount paid under such Letter of Credit from the date the Agent makes payment upon the Letter of Credit.

                 2.13     Notice for Letters of Credit.

                          Whenever the Borrower or any other Loan Party
requests that a Letter of Credit be issued, there shall be delivered to the Agent at its office, as set forth in Schedule 11.6 to this Agreement, a completed Application as appropriate for the requested Letter of Credit, duly executed by the Borrower or such other Loan Party in respect of such Letter of Credit at least three (3) Business Days prior to the date, which shall be a Business Day, on which such Letter of Credit is proposed to be issued.

                 2.14     Additional Understandings Regarding Letters of Credit.

                          In order to induce the Agent to establish each Letter
of Credit:

                          (a)     The Borrower and each Loan Party agrees that
neither the Agent nor any other Bank shall be responsible or liable for, and the obligation of the Borrower or any other Loan Party to reimburse the Agent for any payment made by the Agent under or in respect of any Letter of Credit shall not be affected by, (i) the validity, enforceability or genuineness of any instrument or document (or any endorsement thereof) presented under such Letter of Credit which, upon examination by Agent and in the absence of gross negligence or willful misconduct, appears on its face to be in accordance with the terms and conditions of such Letter of Credit, even if such instrument or document (or such endorsement) is proven to be invalid, unenforceable, fraudulent or forged, or (ii) any dispute between the Borrower or any Loan Party and the beneficiary or beneficiaries under such Letter of Credit.

                          (b)     The Borrower and each other Loan Party agrees
that any action taken or omitted to be taken by the Agent in connection with any Letter of Credit, if taken or omitted to be taken in good faith and in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower or such other Loan Party and shall not create any liability for the Agent or for any other Bank to the Borrower or any other Loan Party.

                          (c)     The Borrower and each other Loan Party agrees
that (i) no Letter of Credit will be issued hereunder on a date later than the Expiration Date, (ii) no Letter of Credit will be issued hereunder which expires on a date later than the Expiration Date, and (iii) no Letter of Credit will be issued hereunder which expires more than one (1) year after the date of issuance.

                          (d)     Each Bank severally and not jointly agrees to
reimburse the Agent for all expenses (including, without limitation, reasonable counsel fees) incurred by the Agent and not reimbursed by the Borrower in enforcing the obligations and liabilities of the Borrower or any other Loan Party under any Application or other reimbursement agreement relating to a Letter of Credit in accordance with such Bank's Participation Interest. Each Bank further severally and not jointly agrees to indemnify the Agent (to the extent not reimbursed by the Borrower) in accordance with such Bank's Participation Interest against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees) or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to any Letter of Credit or any action taken or omitted by the Agent under or in connection with the any of the foregoing, and (ii) which would not have been imposed on, incurred by or asserted against the Agent but for its having entered into any Application; provided, however, that the Banks shall in no event be liable for any portion of such liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements relating from the gross negligence or willful misconduct of the Agent or the Agent's failure to pay any Letter of Credit after the presentation to it of a draw request strictly in compliance with the terms and conditions of the Letter of Credit. The agreements in the two preceding sentences shall survive the termination of any Application or this Agreement.

                          (e)     Each Bank by its execution hereof represents
or warrants that its participation in Letters of Credit is without recourse to the Agent, that it expressly assumes all risk of loss in connection with its participation therein as if it had issued said Letter of Credit, that it has not relied upon any statement, information or representation furnished or made by the Agent and that it has made, and will continue to make, its own independent investigation, evaluation and analysis of the Borrower and each of the other Loan Parties, for whose account any Letter of Credit has been or may be issued. Except as otherwise expressly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit, financial or other information with respect to the Borrower or any other Loan Party, whether coming into its possession prior to the issuance of any Letter of Credit or at any time thereafter.

                 2.15     Fees with Respect to Letters of Credit.

                          The Borrower agrees to pay to the Agent for the
ratable accounts of the Banks a fee for Letters of Credit from time to time outstanding, computed on the average daily amount of Letters of Credit Outstandings at the rate per annum equal to the Revolving Credit Euro-Rate Spread (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days lapsed). Such Letter of Credit fee shall be payable in arrears on the first Business Day of each October, January, April and July after the date hereof and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees (excluding fronting fees which the Agent shall not charge) and such administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation and administration of Letters of Credit.

                             3.       TERM LOANS

                 3.1      Term Loan Commitments.

                 Subject to the terms and conditions hereof, relying upon the representations and warranties herein set forth and without any requirement of written notice from the Borrower, each Bank severally shall make a term loan (the "Term Loan") to the Borrower on the Closing Date in such principal amount equal to such Bank's Term Loan Commitment.

                 3.2      Nature of Banks' Obligations with Respect to Term
Loans.

                 The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1.

                 3.3      Term Loan Notes.

                 The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a

Term Note dated the Closing Date payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount of the Term Notes shall be payable in 28 quarterly installments, in the amounts set forth in the grid below for payments due during the periods set forth in such grid. Payments of principal of the Term Notes shall be due on the first Business Day of each calendar quarter with the first such payment due on January 1, 1997 and the last such payment due on October 1, 2003.

                                                                                 Amount of Each
                                                                               Quarterly Payment
                         Period                                                Due During Period
                         ------                                                -----------------
                1-1-97 through 12-31-97                                            $1,050,000

                1-1-98 through 12-31-98                                            $1,050,000

                1-1-99 through 12-31-99                                            $1,050,000

              1-1-2000 through 12-31-2000                                          $2,100,000

              1-1-2001 through 12-31-2001                                          $3,000,000


              1-1-2002 through 12-31-2002                                          $3,000,000

              1-1-2003 through 12-31-2003                                          $3,750,000

                 3.4      Use of Proceeds.

                 The proceeds of the Term Loans shall be used to in accordance with the recitals to this Agreement.

                            4.      INTEREST RATES

                 4.1      Interest Rate Options.

                          The Borrower shall pay interest in respect of the
outstanding unpaid principal amount of the Loans as selected by it from the Revolving Credit Base Rate Option or Revolving Credit Euro-Rate Option set forth below applicable to the Revolving Credit Loans or the Term Loan Base Rate Option or Term Loan Euro-Rate Option set forth below applicable to the Term Loans, it being understood that subject to the provisions of this Agreement, the

Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche provided that there shall not be at any one time outstanding more than seven (7) Borrowing Tranches in the aggregate (including the Base Rate Borrowing Tranche which shall be deemed to be one Borrowing Tranche) and provided further that only the Base Rate Option shall be applicable with respect to Swing Loans. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                          (a)     Revolving Credit Interest Rate Options.

                          The Borrower shall have the right to select from the
following Interest Rate Options described in clauses (i) and (ii) below to apply to the Revolving Credit Loans:

                          (ii)    Revolving Credit Base Rate Option:

                          A fluctuating rate per annum (computed on the basis
of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                          (iii)   Revolving Credit Euro-Rate Option.

                          A rate per annum (computed on the basis of a year of
360 days and actual days elapsed) equal to the Euro-Rate plus a percentage rate per annum (the "Revolving Credit Euro-Rate Spread") which shall be based on the Leverage Ratio Level then in effect as follows :

         Leverage Ratio Level in Effect                         Revolving Credit Euro-Rate Spread
         ------------------------------                         ---------------------------------
                       I                                                      .50%
                       II                                                     .625%
                      III                                                     .75%
                       IV                                                     .875%
                       V                                                     1.125%
                       VI                                                    1.375%

The Revolving Credit Euro-Rate Spread applicable to all Revolving Credit Loans outstanding under the Revolving Credit Euro-Rate Option shall change on the effective date of any change in the Leverage Ratio Level pursuant to the definition of Leverage Ratio Level.

                          (b)     Term Loan Interest Rate Options.

                          The Borrower shall have the right to select from the
Interest Rate Options described in clauses (i) and (ii) below to apply to the Term Loans.

                                  (i)      Term Loan Base Rate Option:
A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                  (ii)     Term Loan Euro-Rate Option.

                          A rate per annum (computed on the basis of a year of
360 days and actual days elapsed) equal to the Euro-Rate plus a percentage rate per annum (the "Term Loan Euro-Rate Spread") which shall be based on the Leverage Ratio Level in then effect as follows:

           Leverage Ratio Level in Effect                             Term Loan Euro-Rate Spread
           ------------------------------                             --------------------------
                         I                                                      .50%
                         II                                                     .625%
                        III                                                     .75%
                         IV                                                     .875%
                         V                                                     1.125%
                         VI                                                    1.375%

The Term Loan Euro-Rate Spread applicable to all Term Loans outstanding under the Term Loan Euro-Rate Option shall change on the effective date of any change in the Leverage Ratio Level pursuant to the definition of Leverage Ratio Level.

                 4.2      Interest Periods.

                          At any time when the Borrower shall select, convert
to or renew a Euro-Rate Option, the Borrower shall provide at least two (2) Business Days' notice prior to the commencement of such Euro-Rate Option and shall elect an interest period during which such Interest Rate Option shall apply, such periods to be one month in duration until the expiration of the Syndication Period and one, two, three, six, nine or twelve months thereafter ("Interest Period"), provided that:

                          (a)     any Interest Period which would otherwise end
on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business

Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                          (b)     any Interest Period which begins on the last
day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month;

                          (c)     the Euro-Rate Portion for each Interest
Period shall be in integral multiples of $1,000,000 and not less than $2,000,000 ;

                          (d)     the Borrower shall not select, convert to or
renew an Interest Period for Revolving Credit Loans that would end after the Expiration Date; and

                          (e)     in the case of the renewal of a Euro-Rate
Option at the end of an Interest Period, the first day of the Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

                 4.3      Default Interest.

                          To the extent permitted by Law, upon the occurrence
and during the continuation of an Event of Default, the Borrower (x) shall pay interest on the entire principal amount of the then outstanding Loans, at a rate per annum equal to two hundred (200) basis points (2% per annum) above the rate of interest otherwise applicable with respect to such Loans, (y) shall pay interest on all other Indebtedness due and payable by the Borrower to the Agent or any Bank arising in connection with this Agreement, at a rate per annum equal to two hundred (200) basis points (2% per annum) above the rate payable on Revolving Credit Loans subject to the Base Rate Option and Swing Loans from time to time, and (z) shall pay fees on Letters of Credit equal to two hundred (200) basis points (2% per annum) more than the fees otherwise payable under Section 2.15(i). The rate of interest or increased fees payable under this Section 4.3 shall accrue before and after any judgment has been entered. The Borrower acknowledges that such increased interest rate or fees reflect, among other things, the fact that such Loans, Letters of Credit or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

                 4.4      Euro-Rate Unascertainable.

                          (a)     If on any date on which a Euro-Rate would
otherwise be determined the Agent shall have determined (which determination shall be conclusive absent manifest error) that:

                                  (i)      adequate and reasonable means do not
         exist for ascertaining such Euro-Rate, or

                                  (ii)     a contingency has occurred which
         materially and adversely affects the London interbank market, or

                          (b)     if at any time any Bank shall have determined
(which determination shall be conclusive absent manifest error) that:

                                  (i)      the making, maintenance or funding
         of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law),

                                  (ii)     such Euro-Rate Option will not
         adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                                  (iii)    if any Bank determines after making
         all reasonable efforts that deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank in the London interbank market, then, in the case of any event specified in subsection (a) above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection (b) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower or such Bank shall have later notified the Agent of the Agent's or such Bank's, as the case may be, determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection (a) of this Section 4.4 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under subsection (b) of this
Section 4.4, the Borrower shall, subject to the Borrower's indemnification obligations under Section 5.5(b), as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4(b) hereof; provided, however, that with respect to any notice of a determination under subsection (b)(i) of this Section 4.4, if the Bank can lawfully maintain the Euro-Rate Option through the end of the Interest Period, the Loan shall be converted to the Base Rate Option on the last day of the Interest Period. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

                 4.5      Selection of Interest Rate Options.

                          If the Borrower fails to select an Interest Period in
accordance with the provisions of Section 4.2 in the case of renewal of the Euro-Rate Portion, the Borrower shall be deemed to have converted such Loan or portion thereof to the Base Rate Option otherwise available with respect to such Loans, commencing upon the last day of that Interest Period.

                                   5. PAYMENTS

                 5.1      Payments.

                          All payments and prepayments to be made in respect of
principal, interest, Commitment Fees, Agent's Fees, fees and commissions with respect to Letters of Credit or other amounts due from the Borrower hereunder shall be payable prior to 12:00 noon Pittsburgh time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable benefit of the Banks with respect to all other Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 12:00 noon Pittsburgh time by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate during the first five (5) calendar days and the Federal Funds Effective Rate plus two percent (2%) thereafter with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                 5.2      Pro Rata Treatment of Banks.

                          Each borrowing, and each selection of, conversion to
or renewal of any Interest Rate Option, and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, fees and commissions with respect to Letters of Credit or other amounts due from the Borrower hereunder to the Banks with respect to Loans shall (except as provided in Section 4.4(b), 5.4(b) or 5.5(a) hereof) be made in proportion to the amount of such Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

                 5.3      Interest Payment Dates.

                          Interest on Loans to which a Base Rate Option applies
shall be due and payable in arrears on the first Business Day of each October, January, April and July after the date hereof, on the Expiration Date and upon acceleration of the Notes. Interest on Loans to which a Euro-Rate Option applies shall be due and payable on the last day of each Interest

Period for those Loans and, if such Interest Period is longer than three months, also on each quarterly anniversary of such first day of such Interest Period.

                 5.4      Voluntary Prepayments.

                          (a)     The Borrower shall have the right at its
option from time to time to prepay the Revolving Credit Loans, Swing Loans or Term Loans in whole or part without premium or penalty (except as provided below or in Section 5.5 hereof):
                                  (i)      on any Business Day with respect to
         the Swing Loans and on any day which is a Settlement Date with respect to any Revolving Credit Loan or Term Loan to which the Base Rate Option applies,

                                  (ii)     on the last day of the applicable
         Euro-Rate Interest Period with respect to any Revolving Credit Loan or Term Loan to which a Euro-Rate Option applies,

                                  (iii)    on the date specified in a notice by
         any Bank pursuant to Section 4.4(b) hereof with respect to any Revolving Credit Loan or Term Loan to which a Euro-Rate Option applies, or

                                  (iv)     with the Agent's prior approval,
         which approval will not be unreasonably withheld, on any Business Day during an Interest Period with respect to any Loan to which a Euro-Rate Option applies, provided such prepayment is accompanied by an amount sufficient to compensate each of the Banks for the costs and losses reimbursable under Section 5.5(b)(i).

                          Whenever Borrower desires to prepay any part of the
Revolving Credit Loans, Term Loans or Swing Loans, it shall provide a prepayment notice to the Agent setting forth the following information:

                                  (x)      the date, which shall be a Business
Day and, with respect to prepayment under clause (i) above, a Settlement Date, on which the proposed prepayment is to be made;

                                  (y)      a statement indicating the
application of the prepayment between Revolving Credit Loans, Term Loans and Swing Loans and if the Borrower is prepaying any of the Term Loans, also a statement indicating the allocation of such prepayment to unpaid principal installments which shall be in accordance with Section 5.7(d); and

                                  (z)      the total principal amount of such
prepayment, which shall not be less than $250,000 in the case of Revolving Credit Loans and $2,000,000 and an integral multiple of $500,000 in the case of Term Loans.

                          Borrower shall deliver notices of prepayment of
Revolving Credit Loans to the Agent at least one (1) Business Day prior to the date of such prepayment and of prepayment of the Term Loans at least three (3) Business Days prior to the date of such prepayment. All prepayment notices shall be irrevocable. The principal amount of the Revolving Credit Loans, Swing Loans or Term Loans for which a prepayment notice is given shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

                          Unless otherwise specified by Borrower with respect
to prepayments of the Euro-Rate Portion of the Loans permitted under (ii) or
(iii) above, all prepayments shall be applied first to the Base Rate Portion and then to the Euro-Rate Portion of such Loans, subject to Section 5.5(b) hereof.

                          (b)     In the event any Bank (i) gives notice under
Section 4.4(b) or Section 5.5(a) hereof, (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (iii) does not approve any action as to which consent of the Required Banks is requested by Borrower and obtained hereunder, Borrower shall have the right, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, within ninety (90) days after (x) receipt of such Bank's notice under
Section 4.4(b) or 5.5(a), (y) the date such Bank has failed to fund Revolving Credit Loans pursuant to Section 7.2 because the making of such Loans would contravene Law applicable to such Bank, or (z) the date of obtaining the consent which such Bank has not approved, as applicable, provided Borrower shall also pay to such Bank at the time of such prepayment any amounts required under
Section 5.5 and accrued Commitment Fees due on such amount, and provided further that the Revolving Credit Commitment of such Bank shall be provided by all or part of the remaining Banks or a replacement bank hereunder. The remaining Banks shall have the right of first refusal to provide the amount of the Revolving Credit Commitment of the Bank being replaced allocated on a pro rata basis to the extent necessary.

                 5.5      Additional Compensation in Certain Circumstances.

                          (a)     Increased Costs or Reduced Return Resulting
from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                                  If any Law, guideline or interpretation or
any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                  (i)      subjects any Bank to any tax or
         changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes, including any franchise tax, on the overall net income of such Bank),

                                  (ii)     imposes, modifies or deems
         applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                                  (iii)    imposes, modifies or deems
         applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank may from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense. Such notice shall be delivered within one (1) year of such Bank becoming aware of the increased costs or reduced return and shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given. Each Bank agrees to use its reasonable efforts, at the request of the Borrower, to make, fund or maintain any affected Euro-Rate Loans through another lending office of the Bank if as a result thereof the amount payable to such Bank under this Section in respect of such Loans would be materially reduced, but only to the extent not inconsistent with such Bank's internal policies and not otherwise materially adversely affecting such Bank or such Bank's Loans, as determined by the Bank in its sole discretion, and provided the Borrower pays all reasonable expenses incurred by such Bank in using another lending office.

                          (b)     Indemnity.

                                  In addition to the compensation required by
subsection (a) of this Section 5.5, the Borrower shall indemnify each Bank against any loss or expense (including loss of margin and any loss incurred in liquidating or employing deposits from third parties) which such Bank sustains or incurs as a consequence of any

                                  (i)      payment, prepayment, conversion or
         renewal of any Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory or automatic and whether or not such payment or prepayment is then due), or

                                  (ii)     attempt by the Borrower to revoke
         (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Revolving Credit Loan Requests under
         Section 5.4(a) or prepayments under Section 5.4.

If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error) to be necessary to indemnify such Bank for such loss or expense within one (1) year of such Bank becoming aware of such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given. Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected by any of the events described in Section 5.5(a), it will make, fund or maintain the affected Loans of such Bank through another lending office or take such other actions as are reasonably appropriate if (i) as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to this Section 5.5(b) would be reduced or the illegality or other adverse circumstances would cease to exist and (ii) as determined by such Bank in its sole discretion, the making, funding or maintaining of such affected Loans through such other lending office or the taking of such other actions would not otherwise be disadvantageous to such Bank for any reason; provided that such Bank will not be obligated to use such other lending office unless Borrower agrees to pay all expenses incurred by such Bank in utilizing such lending office.

                 5.6      Settlement Date Procedures.

                          In order to minimize the transfer of funds between
the Banks and the Agent, the Borrower may borrow, repay and reborrow Swing Loans, and PNC may make Swing Loans, as provided in Section 2.1(b) hereof during the period between Settlement Dates. On each Settlement Date, the Banks agree among themselves to effect a settlement so that each Bank shall have its Ratable Share of all Revolving Credit Loans (including those Revolving Credit Loans designated by PNC as Swing Loans) outstanding as of the close of business on the Business Day immediately preceding such Settlement Date. Not later than 10:00 a.m. on each Settlement Date when Swing Loans are outstanding, the Agent shall notify each Bank of its Ratable Share of the Revolving Credit Loans outstanding as of the close of business on the Business Day immediately preceding such Settlement Date. Prior to 3:00 p.m. Pittsburgh time on such Settlement Date, each Bank shall pay to the Agent the amount, if any, necessary to effectuate the settlement contemplated by this Section, and the Agent shall promptly pay to each Bank its Ratable Share of all payments, if any, made by the Borrower to the Agent with respect to the Revolving Credit Loans and any payments due such Bank in settlement under this Section. The Agent shall also effect settlement in accordance with this Section on the proposed Borrowing Dates for all Revolving Credit Loans and may at its option effect settlement on any other Business Day. If an Event of Default shall occur and on the date of such occurrence the sum of PNC's Revolving Credit Loans shall be less than PNC's Ratable Share of all Revolving Credit Loans, PNC shall pay to the Agent the amount, if any, necessary to effectuate the settlement between the Banks as contemplated by this Section. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.6 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.9. PNC may at any time, at its option, for any reason whatsoever require each Bank to pay immediately to PNC such Bank's Ratable Share of the outstanding Swing Loans, and each Bank may at any time require the Agent to pay immediately to such Bank its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.

                 5.7      Mandatory Prepayments.

                          (a)     Borrowing Base Exceeded.  Whenever the
outstanding principal balance of Revolving Credit Loans by the Banks plus the Letter of Credit Outstandings exceed the Borrowing Base, the Borrower shall make, within five (5) Business Days after the Borrower learns of such excess and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the outstanding principal balance of the Revolving Credit Loans over the Borrowing Base, together with accrued interest on such principal amount.

                          (b)     Excess Cash Flow.

                          Within twenty (20) Business Days of delivery of the
Borrower's annual financial statements pursuant to Section 8.3(b), but in any event no later than the date (each, a "Mandatory Prepayment Date") which is five
(5) Business Days after the due date for the delivery of such financial statements, of each year during the term hereof beginning with the financial statements for the fiscal year ending December 31, 1997, the Borrower shall make a mandatory prepayment of principal on the Term Loans computed as set forth in this Section 5.7(b) below (each, a "Mandatory Prepayment of Excess Cash Flow"). The amount of such Mandatory Prepayment of Excess Cash Flow shall be equal to 60% of Excess Cash Flow (i) for the immediately preceding five fiscal quarters if the computation is made in 1998 after the due date for delivery of the 1997 financial statements and (ii) for the immediately preceding fiscal year for all computations made after 1998 (in respect of the financial statements for 1998 and each subsequent year). Each Mandatory Prepayment of Excess Cash Flow shall be computed as the sum of Excess Cash Flow (whether positive or negative) for each quarter during the applicable period and shall be subject to a credit for voluntary prepayments made pursuant to Section 5.4 between the immediately preceding Mandatory Prepayment Date (or the Closing Date if there have been no prior Mandatory Prepayment Dates) and the current Mandatory Prepayment Date. Borrower shall pay any accrued interest on principal being prepaid on the date on which Borrower makes each Mandatory Prepayment of Excess Cash Flow. If a Mandatory Prepayment of Excess Cash Flow would cause the outstanding principal amount of the Term Loans to be less than $50,000,000, such prepayment shall be limited to the amount necessary to reduce the principal amount of the Term Loans outstanding to equal $50,000,000 and thereafter Borrower shall not be required to make any Mandatory Prepayments of Excess Cash Flow pursuant to this Section 5.7(b).

                          (c)     Sale of Assets.

                          Within ten (10) Business Days of any sale of assets
authorized by Section 8.2(h)(ix), the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to the after-tax proceeds of such sale (as estimated in good-faith by the Borrower) net of reasonable expenses directly associated with such sale, together with accrued interest on such principal amount.

                          (d)     Application to Term Loan Principal
Installments.

                          All mandatory or voluntary prepayments of the Term
Loans pursuant to this Section 5.7 or pursuant to Section 5.4 or otherwise under this Agreement shall be applied as described in this clause (d). Fifty percent (50%) of each such prepayment shall be applied to the unpaid installments of principal of the Term Loans in inverse order of the scheduled maturities of such principal and the remaining fifty percent (50%) of each such prepayment shall be applied to the unpaid installments of principal in order of the scheduled maturities of such principal.

                          (e)     Application Among Interest Rate Options.

                          All prepayments required pursuant to this Section 5.7
shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to a Base Rate Option, then to Loans subject to the Euro-Rate Option. In accordance with Section 5.5(b), the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

                    6.      REPRESENTATIONS AND WARRANTIES

                 6.1      Representations and Warranties.

                          The Loan Parties represent and warrant, subject to
Section 11.18 hereof, to the Agent and each of Banks as set forth in this
Section 6.1. Each representation and warranty is first made on the date of this Agreement and is thereafter made as set forth in Section 7 or as otherwise provided hereunder. References to the Loan Parties and their assets and liabilities in the representations and warranties made as of the date hereof shall be deemed to be made after giving effect to the Leavitt Acquisition and shall include Holco and the other assets and liabilities comprising the Leavitt Business.

                          (a)     Organization and Qualification.

                                  Each of the Loan Parties and each of its
Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization listed on Schedule 6.1(a).Each of the Loan Parties and each of its Subsidiaries has the corporate power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each of the Loan Parties and each of its Subsidiaries is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1(a) and in all other jurisdictions in which the failure to be licensed or qualified is reasonably likely to result in a Material Adverse Change.

                          (b)     Capitalization and Ownership.

                          The authorized capital stock of Borrower consists of
25,000,000 shares of Voting Common Stock, which are issued, outstanding and owned as indicated on Schedule 6.1(b) hereto, 5,000,000 shares of Nonvoting Common Stock, 4,100,079 of which are issued and outstanding on the Closing Date and 1,000,000 shares of preferred stock (collectively "Borrower Shares"), none of which are issued and outstanding. There are no options, warrants or other rights outstanding to purchase any such Borrower Shares, except pursuant to the Company's 1994 Long Term Incentive Plan. Borrower is not a party to any agreement respecting the right of the holders of the Borrower Shares to vote such Borrower Shares, except for the Voting Agreement of CVC and MVA. The Borrower has delivered a true and correct copy of the Voting Agreement to the Agent.

                          (c)     Subsidiaries.

                                  Schedule 6.1(c) states the name of each of
the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation and its outstanding partnership interests if it is a partnership. The Borrower and each Subsidiary of the Borrower has good and indefeasible title to all of the Subsidiary Shares and partnership interests it purports to own, free and clear in each case of any Lien, other than Permitted Liens. All Subsidiary Shares and partnership interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of any partnership interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any Subsidiary Shares or partnership interests of the Loan Parties. There are no options, warrants or other rights outstanding to purchase any Subsidiary Shares or partnership interests of the Subsidiaries of Borrower other than the Loan Parties, except as indicated on Schedule 6.1(c). Neither the Borrower nor, to the Borrower's knowledge, nor any of Borrower's Subsidiaries is a party to any agreement respecting the right of Borrower to vote the Subsidiary Shares.

                          (d)     Power and Authority.

                                  Each Loan Party has full corporate power to
enter into, execute, deliver and carry out this Agreement and the other Senior Loan Documents, to incur the Indebtedness contemplated by the Senior Loan Documents and to perform its obligations under the Senior Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                          (e)     Validity and Binding Effect.

                                  (i)      This Agreement has been and each
         other Senior Loan Document has, or when required to be executed and delivered by each Loan Party, will have been duly and validly executed and delivered by such Loan Party. This Agreement constitutes and each other Senior Loan Document constitutes or, when duly executed and delivered by the applicable Loan Parties pursuant to the provisions hereof, will constitute, legal, valid and binding obligations of the Borrower or such Loan Party, enforceable against Borrower or such Loan Party in accordance with their respective terms, except to the extent that enforceability of any of the foregoing Senior Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance.

                                  (ii)     The Leavitt Acquisition Documents
         have been duly and validly executed and delivered by the Borrower and Leavitt Tube, and constitute the legal, valid and binding obligations of such parties, enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. To the Borrower's knowledge, the Leavitt Acquisition Documents, have been duly and validly executed and delivered by the parties thereto other than the Borrower and Leavitt Tube and constitute the legal, valid and binding obligations of such parties, enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. The Borrower has delivered to the Agent for delivery to the Banks a true and correct copy of the Leavitt Acquisition Documents and any amendments, waivers and other documents executed in connection therewith, and there has been no other amendment, waiver or modification of the Leavitt Acquisition Documents. All representations and warranties of the Borrower and, to the best of the Borrower's knowledge, of the Leavitt Sellers contained in the Leavitt Acquisition Documents are true and correct in all material respects.

                          (f)     No Conflict.

                                  Neither the execution and delivery of this
Agreement or the other Senior Loan Documents by the applicable Loan Parties, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of any of the Loan Parties or (ii) of any Law or of any material agreement or instrument to which any of the Loan Parties is a party or by which either is bound or to which either is subject, which is likely to result in a Material Adverse Change or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any of the Loan Parties (other than Liens granted under the Senior Loan Documents) or their Subsidiaries.

                          (g)     No Event of Default; Compliance with
Instruments.

                                  No event has occurred and is continuing, and
no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Senior Loan Documents or after consummation of the Leavitt Acquisition, which constitutes an Event of Default or Potential Default. Each of the Loan Parties and its Subsidiaries is not in violation of
(i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound, where such violation is likely to result in a Material Adverse Change.

                          (h)     Litigation.

                                  Except as set forth on Schedule 6.1(h) there
are no material actions, suits, proceedings or investigations pending or, to the knowledge of any of the Loan Parties or their Subsidiaries, threatened against any of the Loan Parties at law or equity before any Official Body. None of the actions, suit, proceedings or investigations pending or threatened against the Loan Parties or their Subsidiaries individually or in the aggregate is likely to result in a Material Adverse Change. Each of the Loan Parties and its Subsidiaries is not in violation of any order, writ, injunction or any decree of any Official Body which is likely to result in a Material Adverse Change.

                          (i)     Title to Properties.

                                  The real property owned or leased by Loan
Parties, including the real property to be acquired by the Loan Parties pursuant to the Leavitt Acquisition is described on Schedule 6.1(i). Each of the Loan Parties has good and indefeasible fee title to or leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property will remain in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby, where the failure to obtain the same would be likely to result in a Material Adverse Change.

                          (j)     Financial Statements.

                                  (A)      Historical Statements.

                                           The Borrower has delivered to the
Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 1995 (the "Annual Statements"). In addition, Borrower has delivered to the Agent copies of its consolidated unaudited interim financial statements for the fiscal year-to-date and as of the quarter ended June 30, 1996 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Annual Statements and the Interim Statements were compiled from the books and records of the Loan Parties and are correct and complete in all material respects, fairly represent the financial condition of Loan Parties (excluding Holco) as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied (except as noted therein). Since December 31, 1995, no Material Adverse Change has occurred. The Agent and the Banks acknowledge that they have received the Interim Statements.

                                  (B)      Leavitt Financial Statements

                                           The Borrower has delivered to the
Agent copies of the consolidated year-end financial statements of UNR relating to the Leavitt Business for and as of the end of the three (3) fiscal years ended December 31, 1995 (the "Leavitt Annual

Statements"). In addition, Borrower has delivered to the Agent copies of the consolidated unaudited interim financial statements of UNR relating to the Leavitt Business for the fiscal year-to-date and as of the quarter ended June 30, 1996 (the "Leavitt Interim Statements") (the Leavitt Annual and Leavitt Interim Statements being collectively referred to as the "Leavitt Historical Statements"). The Leavitt Annual Statements and the Leavitt Interim Statements were compiled from the books and records of UNR and its Subsidiaries and are correct and complete in all material respects and are in accordance with accounting principles generally accepted for divisional enterprises, which principles, with respect to the statement of operations, were consistently applied for the periods to which such statement of operations relate, and fairly present, as of their respective dates, the assets and liabilities and the operations, respectively, of the Leavitt Business. Since December 31, 1995, no Material Adverse Change has occurred. The Agent and the Banks acknowledge that they have received the Leavitt Interim Statements.

                                  (C)      Financial Projections.

                                           The Borrower has delivered to the
Agent financial projections of the CBCC for the period ending December 31, 1996 and for Leavitt Tube and Holco for the 5 years ending 2000, in each case derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the Borrower's business and the Leavitt Business. The Financial Projections accurately reflect in all material respects the liabilities of the Borrower upon consummation of the transactions contemplated hereby as of the Closing Date.

                          (k)     Taxes.

                                  All federal and state income tax returns and
all material other federal, state, local and other tax returns required to have been filed with respect to each of the Loan Parties and their Subsidiaries have been filed or extensions granted, and payment or adequate provision has been made for the payment of all income taxes and all material other taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received or to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

                          (l)     Consents and Approvals.

                                  No consent, approval, exemption, order or
authorization of, or registration or filing with, any Official Body or any other Person is required by any Law or any agreement, including the Chase Asset Purchase Agreement, Chase Seller Note and all documents related thereto, in connection with the execution, delivery and carrying out by any Loan Party of this Agreement, the other Senior Loan Documents and the Leavitt Acquisition Documents, except as listed on Schedule 6.1(l) attached hereto, all of which have been obtained prior to the date hereof.

                          (m)     Patents, Trademarks, Copyrights, Licenses,
Etc.

                                  Each of the Loan Parties owns or possesses
all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business, without known conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each of the Loan Parties are listed and described on Schedule 6.1(m) hereto.

                          (n)     Use of Proceeds.

                                  Each of the Loan Parties will use the
proceeds of the Loans made available directly or indirectly to it only for lawful purposes in accordance with the second "Whereas" clause hereof, and not in contravention of any applicable Law, or any other provision hereof.

                          (o)     Insurance.

                                  Schedule 6.1(o) hereto lists all insurance
policies and other bonds to which the any of the Loan Parties or its Subsidiaries is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage in amounts sufficient to insure the assets and risks of each of the Loan Parties and its Subsidiaries in accordance with prudent business practice in the industry of the such Loan Party and Subsidiaries in compliance with Section 8.1(c) hereof.

                          (p)     Compliance with Laws.

                                  Each of the Loan Parties and its Subsidiaries
is in compliance in all material respects with all applicable Laws and regulations (other than Environmental Laws which are specifically addressed in Section 6.1(aa)) in all jurisdictions in which such Loan Party is presently or will be doing business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

                          (q)     Material Contracts.

                                  Schedule 6.1(q) hereto lists all material
contracts relating to the business operations of each of the Loan Parties and its Subsidiaries, including without limitation all employee benefit plans and employment agreements. To the best of the knowledge of each of the Loan Parties with respect to parties other than such Loan Party, such contracts are valid, binding and enforceable upon each of the parties thereto in accordance with their respective terms, and there is no default thereunder which is reasonably likely to result in a Material Adverse Change.

                          (r)     Investment Companies.

                                  None of the Loan Parties or its Subsidiaries
is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, and none of them shall become such an "investment company" or under such "control."

                          (s)     Margin Stock.

                                  Each of the Loan Parties and its Subsidiaries
does not engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

                          (t)     Full Disclosure.

                                  Neither this Agreement, any other Senior Loan
Document, nor any certificate furnished to the Agent or any Bank in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of any Loan Party which has not been set forth in this Agreement or in the other agreements, documents, certificates and statements furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                          (u)     Employee Benefit Plans.

                                  Except as otherwise disclosed in Schedule
6.1(u) hereto:

                                  (i)      The Borrower and each member of the
         ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                  (ii)     To the best of Borrower's knowledge,
         each Multiemployer Plan is able to pay benefits thereunder when due.

                                  (iii)    Neither the Borrower nor any other
         member of the ERISA Group has instituted or presently intends to institute proceedings to terminate any Plan.

                                  (iv)     No event requiring notice to the
         PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                  (v)      The aggregate actuarial present
         value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination as of the date of the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                  (vi)     Neither the Borrower nor any other
         member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by the sponsor of any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be reorganized or terminated within the meaning of Title IV of ERISA.

                                  (vii)    To the extent that any Benefit
         Arrangement is insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions required to be paid for all periods through and including the Closing Date.

                                  (viii)   Each Plan and each Benefit
         Arrangement has been administered in accordance with its terms and applicable Law.

                          (v)     Employment Matters.

                                  CBCC is in compliance in all material
respects with the Chase Union Contract and Leavitt Tube and Holco is in compliance in all material respects with any collective bargaining agreement to which it is a party, each of which is described on Schedule 6.1(v). Each of the Loan Parties and its Subsidiaries is in compliance with all applicable federal, state and local labor and employment laws and regulations, including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply is likely to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Chase Union Contract or any other collective bargaining agreement listed on Schedule 6.1(v) or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at the facilities of the Loan Parties or their Subsidiaries, which in any case are likely to result in a Material Adverse Change.

                          (w)     Environmental Matters.

                                  Except as disclosed on Schedule 6.1(w):

                                  (i)      Each of the Loan Parties and each
         Subsidiary of the Loan Parties has not received any Environmental Complaint from any Official Body or private Person alleging that any Loan Party or Subsidiary of a Loan Party or any past owner or operator of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. Section 9601, et seq. or any state counterpart thereof pertaining to, or arising out of, any Environmental Conditions, and to each Loan Party's knowledge no such Environmental Complaint is threatened or pending.

                                  (ii)     Except for Environmental Conditions
         which individually and in the aggregate are not reasonably likely to have a Material Adverse Change, there are no Environmental Conditions at, on or under the Property that (a) constitute a substantial noncompliance with any of the Environmental Laws or (b) prevent substantial compliance with the Environmental Laws.

                                  (iii)    To the knowledge of each of the Loan
         Parties, there are no conditions, facilities, activities or any other facts or circumstances, and there are no Environmental Conditions, at, on or under adjacent property that prevent substantial compliance with the Environmental Laws at the Property.

                                  (iv)     There are no industrial processes,
         facilities, operations, equipment or any other activities at, on or under the Property that currently result in the release of Regulated Substances, except to the extent that such use or releases are in substantial compliance with the Environmental Laws.

                                  (v)      To the knowledge of each of the Loan
         Parties, there are no industrial or agricultural processes, facilities, operations, equipment or any other activities at, on or under adjacent property that currently result in the release of Regulated Substances onto the Property, except to the extent that such releases are not a breach of or otherwise not in substantial compliance with the Environmental Laws or not reasonably likely to have a Material Adverse Change.

                                  (vi)     There are no underground storage
         tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that are not in substantial compliance with all Environmental Laws, and there are no abandoned or inactive underground storage tanks, or underground piping associated with such tanks, previously used for the management of

         Regulated Substances at, on or under the Property that have not been either abandoned in place or removed in substantial compliance with the Environmental Laws.

                                  (vii)    Each of the Loan Parties and its
         Subsidiaries has obtained all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of its business as presently conducted. Each of the Loan Parties and its Subsidiaries has submitted all material notices, reports and other filings, including all appropriate applications for renewal of permits, required by the Environmental Laws to be submitted to an Official Body which pertain to operations on the Property.

                                  (viii)   Except for conditions for which a
         notice of violation has been received or conditions which individually and in the aggregate are not likely to have a Material Adverse Change,
         (a) all on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste at, on, or under the Property and (b) to the knowledge of each of the Loan Parties all off-site transportation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste has been done in substantial accordance with the Environmental Laws.

                                  (ix)     With respect to violations of
         Environmental Laws arising out of or pertaining to the operation of waste water treatment facilities on the Property owned by CBCC which occur prior to the completion of the Treatment Plant Upgrade (as defined in the Chase Asset Purchase Agreement), Borrower is entitled to be indemnified by the Chase Sellers.

                                  (x)      Borrower has delivered to Agent a
         true and correct copy of the Chase Asset Purchase Agreement, the Remediation Agreement and the Chase Seller Note. The Borrower is not in material breach under the Chase Asset Purchase Agreement, the Remediation Agreement or the Chase Seller Note. The Remediation Agreement is in full force and effect and Borrower has not relinquished any of its rights under the Remediation Agreement.

                          (x)     Solvency.

                                  Each of the Loan Parties and each Subsidiary
of each Loan Party is Solvent. After giving effect to the transactions contemplated by the Senior Loan Documents and the Leavitt Acquisition Documents, including all Indebtedness incurred thereby, the Liens granted in connection therewith and the payment of all fees related thereto, each of the Loan Parties will be Solvent, determined as of the Closing Date.

                          (y)     Status of the Pledged Collateral; Security
Interests.

                                  (i)      Pledged Collateral.

                                  All the shares of capital stock or
partnership interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of such shares or partnership interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership or other agreements or understandings with respect to the shares of capital stock or partnership interests included in the Pledged Collateral.

                                  (ii)     Security Interests.

                                  The Liens and security interests granted
to the Agent for the benefit of the Banks pursuant to the Pledge Agreement and the Intercompany Loan Subordination Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Pledge Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                     7. CONDITIONS OF CLOSING AND LENDING

                 The obligation of each Bank or the Agent to make Loans or issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its obligations to be performed hereunder at or prior to making of any such Loans and to the satisfaction of the following further conditions:

                 7.1      Closing Date.

                          On the Closing Date:

                          (a)     The representations and warranties of the
Loan Parties contained in Article 6 hereof shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each Loan Party, dated the Closing Date and signed by the Chairman, President, any Vice President or Chief Financial Officer (or the Secretary in the case of Borrower) of each Loan Party, to both such effects;

                          (b)     There shall be delivered to the Agent for the
benefit of each Bank a certificate, dated the Closing Date and signed by the secretary or an assistant secretary of each Loan Party, certifying as appropriate as to:

                                  (i)      all corporate action taken by such
         Loan Party in connection with this Agreement and the other Senior Loan Documents to which it is a party;

                                  (ii)     the names of the officer or officers
         of such Loan Party authorized to sign this Agreement and the other Senior Loan Documents, and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                                  (iii)    copies of its organizational
         documents, including its certificate of incorporation as in effect on the Closing Date, certified as of a recent date by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials (or in the case of California alternative evidence of such Loan Party's qualification and good standing acceptable to the Agent) as to the continued existence and good standing of such Loan Party in each state where organized or qualified to do business.

                          (c)     The Notes, the Intercompany Loan
Subordination Agreement and Intercompany Notes pledged thereunder, the Guaranty Agreement, and the Pledge Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Subsidiary Shares of the Restricted Subsidiaries.

                          (d)     There shall be delivered to the Agent for the
benefit of each Bank a written opinion of Winstead Sechrest & Minick P.C. , counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be reasonably acceptable to the Agent), dated the Closing Date and in form and substance reasonably satisfactory to the Agent and their counsel:

                                  (i)      as to the matters set forth in
         Exhibit 7.1 (d) hereto; and

                                  (ii)     as to such other matters incident to
         the transactions contemplated herein as the Agent may reasonably request.

                          (e)     All legal details and proceedings in
connection with the transactions contemplated by the Agreement and the other Senior Loan Documents shall be in form and substance reasonably satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                          (f)     The Borrower shall pay or cause to be paid to
the Agent for itself and for the account of the Banks, to the extent not previously paid, all acceptance, underwriting, commitment and other fees accrued through the Closing Date and the costs and expenses (including fees or counsel for the Agent) for which the Agent is entitled to be reimbursed.

                          (g)     CBCC shall have repaid, or simultaneously
with the making of the first Loans CBCC shall repay, all outstanding obligations of CBCC to the banks under the Existing Credit Agreement and received a payoff letter in a form satisfactory to the Agent executed by all of the banks thereunder acknowledging the same and that such agreement has been terminated.

                          (h)     All material consents required to effectuate
the transactions contemplated by the Senior Loan Documents and the Leavitt Acquisition Documents, as set forth on Schedule 6.1(l), shall have been obtained.

                          (i)     Since December 31, 1995, no Material Adverse
Change shall have occurred, and prior to the Closing Date, there shall be no material change in the management of the Borrower or CBCC and each of them shall have delivered a certificate to the Agent, signed as of the Closing Date by its Chief Executive Officer, President or Chief Financial Officer, to both such effects.

                          (j)     The making of the Loans shall not contravene
any Law applicable to any of the Loan Parties or any of the Banks.

                          (k)     Borrower shall have executed and delivered to
the Agent the Agent's Fee Letter.

                          (l)     Borrower shall have executed and delivered a
Compliance Certificate in the form of Exhibit 7.1(l) hereto (the "Closing Date Compliance Certificate").

                          (m)     The Borrower shall deliver a Borrowing Base
Certificate prepared as of July 31, 1996 in substantially the form of Exhibit 8.3(d)(i) showing that the Revolving Credit Loans to be made on the Closing Date shall not exceed the Borrowing Base computed as of July 31, 1996.

                          (n)     The Chief Executive Officer, President or
Chief Financial Officer (or Secretary in the case of the Borrower) of each of the Loan Parties shall have delivered a certificate in form and substance satisfactory to the Agent as to the capital solvency of such Loan Party on the Closing Date after giving effect to the Leavitt Acquisition and Loans or Letters of Credit to be made on such Closing Date.

                          (o)     The transactions that are contemplated to be
consummated on or before the closing date under the Leavitt Acquisition Agreement shall be consummated simultaneously with the closing of the Loans in accordance with the terms and conditions of the Leavitt Acquisition Documents as heretofore approved by the Banks without any amendment or waiver by the Borrower not consented to by the Banks. The Borrower shall deliver to the Agent and the Banks true and correct copies of all of the Leavitt Acquisition Documents. The Agent shall be satisfied with all material aspects of the Leavitt Acquisition.

                          (p)     No action, proceeding, investigation,
regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or any of the Leavitt Acquisition Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement, any of the other Senior Loan Documents or the Leavitt Acquisition Documents.

                          (q)     The Loan Parties shall deliver evidence
acceptable to the Agent that adequate insurance in compliance with Section 8.1(c) is in full force and effect and that all premiums then due thereon have been paid.

                          (r)     The Agent shall have received copies of all
filing receipts and acknowledgments issued by any Official Body to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing, provided that the Loan Parties shall deliver copies of the filing receipts and acknowledgments as soon as possible, and evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Banks.

                 7.2      Each Loan.

                          At the time of making any Loan or issuing any Letter
of Credit: the representations and warranties of the Loan Parties contained in
Article 6 hereof shall be true on and as of the date of such Loan or issuance of such Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); provided, however, that for purposes of this Section 7.2, in each representation and warranty in Article 6 that makes reference to a Schedule, the representation under this Section that such representation and warranty in Article 6 is true on and as of the date of the making of such Loan or the issuance of such Letter of Credit shall take into account (i) any subsequent amendments to any Schedule referred to therein, (ii) any exception contained in a written notice received by the Banks which makes specific reference to the applicable Schedule, or (iii) any written disclosure made by the Loan Parties prior to the date as of which such representation or warranty is made, provided that such amendment, exception or disclosure is an amendment, exception or disclosure (a) to which the Required Banks have consented if such amendment, exception or disclosure amends or waives provisions of this Agreement or is otherwise required under the terms of this Agreement, or
(b) which updates Schedule 6.1(b), (c), (i), (m), (o) or (q); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and the making of such Loan or the issuance of such Letter of Credit shall not contravene any Law applicable to the Loan Parties or any of the Banks. If the information on Schedule 6.1(b), (c), (i), (m), (o) or (q) becomes incomplete or inaccurate, the Loan Parties shall update such Schedule at the time that the Borrower delivers (or is required to deliver if the Borrower is late in such delivery) the next Compliance Certificate which the Borrower is required to deliver under this Agreement and the Borrower shall not be required to deliver such updated Schedule on the date on which the information thereon becomes incomplete or inaccurate.

                                  8. COVENANTS

                 8.1      Affirmative Covenants.

                          The Loan Parties covenant and agree, subject to
Section 11.18, that until payment in full of the Loans and interest thereon, expiration or termination of the Letters of Credit, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties shall, unless otherwise consented to in writing by the Required Banks except as otherwise provided in Section 11.1, comply at all times with the following affirmative covenants:

                          (a)     Preservation of Existence, Etc.

                                  Each Loan Party shall and shall cause each of
its Subsidiaries to maintain its corporate existence and maintain its license or qualification and good standing in each jurisdiction in which the failure to be licensed or qualified could reasonably be expected to result in a Material Adverse Change.

                          (b)     Payment of Liabilities, Including Taxes, Etc.

                                  Each Loan Party shall and shall cause each of
its Subsidiaries to duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower, CBCC or Leavitt Tube or which would affect the Collateral or which is reasonably likely to result in a Material Adverse Change, provided that each Loan Party will pay and will cause each of its Subsidiaries to pay all such liabilities promptly after the commencement of any proceedings to foreclose any Lien which may have attached as security therefor and, in any event, prior to the date of any scheduled foreclosure sale of property subject to such Lien.

                          (c)     Maintenance of Insurance.

                                  Each Loan Party shall, and shall cause each
of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including business interruption insurance) and in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and against public liability for damages and against other risks (including errors and omissions) in amounts normally carried by prudent companies carrying on similar businesses and reasonably satisfactory to the Required Banks. At the reasonable request of the Agent from time to time, each Loan Party shall deliver a summary schedule indicating all insurance then in force with respect to such Loan Party.

                          (d)     Maintenance of Properties and Leases.

                                  Each Loan Party shall and shall cause each of
its Subsidiaries to maintain in good repair, working order and condition (ordinary wear and tear excepted) all of those properties necessary to its business, and from time to time, each Loan Party will and will cause each of its Subsidiaries to make or cause to be made all appropriate repairs, renewals or replacements thereof.

                          (e)     Maintenance of Patents, Trademarks, Etc.

                                  Each Loan Party shall and shall cause each of
its Subsidiaries to maintain in full force and effect all material patents, trade marks, tradenames, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would result in a Material Adverse Change.

                          (f)     Visitation Rights.

                                  Each Loan Party shall, and shall cause each
of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its affairs, finances and accounts with its officers, all in such reasonable detail and at such reasonable times and as often as the Agent or any of the Banks may reasonably request, provided each Bank shall provide the Borrower and the Agent (if the visit involves any examination of properties, books or records) with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                          (g)     Keeping of Records and Books of Account.

                                  The Borrower shall maintain and keep proper
books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP on a consistent basis and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                          (h)     Compliance with Laws.

                                  Each Loan Party shall, and shall cause each
of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1(h) as the result of any failure to comply with any Law if such failure to comply would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would result in a Material Adverse Change.

                          (i)     Ownership of the Restricted Subsidiaries.

                                  Borrower shall directly or indirectly own all
of the issued and outstanding capital stock of CBCC, Leavitt Tube, Holco and each of Borrower's other Restricted Subsidiaries.

                          (j)     Subordination of Intercompany Loans and
Advances to Borrower.

                                  The Borrower shall pursuant to the
Intercompany Loan Subordination Agreement, subordinate the loans and advances owed by the Restricted Subsidiaries of the Borrower to the Borrower to the Indebtedness of such Restricted Subsidiaries and the Borrower to the Agent and the Banks under the Guaranty Agreement.

                          (k)     Employee Benefit Plans.

                                  The Borrower shall comply, and cause each
member of the ERISA Group to comply, with ERISA, the Internal Revenue Code and other applicable Laws except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change and such failure would not affect the validity of the Loans. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                          (l)     Employment Matters.

                                  CBCC shall in all material respects abide by
the wages, hours, terms and conditions set forth in the Chase Union Contract, and each of the other Loan Parties and its Subsidiaries will in all material respects abide by the wages, hours, terms and conditions set forth in each collective bargaining agreement to which it is a party, and in each instance, also in any successor contracts negotiated during the term of this Agreement. Each Loan Party shall notify the Agent promptly if any strike, picketing, handbilling, work stoppage or slowdown occurs or is threatened. Except as disclosed on Schedule 6.1(v), each Loan Party shall inform the Agent at least thirty (30) days in advance of any termination date in any collective bargaining agreement to which it or any of its Subsidiaries is a party. Each Loan Party shall deliver to the Agent such reports on contract negotiations as the Agent may request from time to time.

                          (m)     Use of Proceeds.

                                  Each of the Loan Parties  will use the
proceeds of the Loans, made available directly or indirectly to it, only for lawful purposes in accordance with the second "whereas" clause in the recitals to this Agreement and such uses shall not contravene any applicable Law or any other provision hereof.

                          (n)     Further Assurances.

                                  Each Loan Party shall, from time to time, at
its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                          (o)     Unrestricted Subsidiaries. The Borrower shall
cause each of the Unrestricted Subsidiaries and Unrestricted Joint Ventures to
(i) observe appropriate corporate, partnership or other formalities consistent with its legal form of organization, (ii) maintain books, records and accounts, including cash accounts separate from those of the Borrower and the other Loan Parties, and (iii) deal with other Persons as a separate entity and using its name and not as, or a division of, a Loan Party or using the legal or assumed name of a Loan Party.

                 8.2      Negative Covenants.

                          The Loan Parties covenant and agree, subject to
Section 11.18, that until payment in full of the Loans and interest thereon, expiration or termination of all of the Letters of Credit, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties shall, unless otherwise consented to in writing by the Required Banks except as otherwise provided in Section 11.1, comply with the following negative covenants:

                          (a)     Minimum Net Worth.

                                  The Borrower shall not at any time permit the
consolidated shareholders' equity of the Loan Parties as of the end of each fiscal quarter beginning with the quarter ended June 30, 1996 to be less than the Minimum Net Worth Requirement.

                          (b)     Minimum Interest Coverage Ratio.

                                  (i)      Minimum Interest Coverage Ratio of
         the Loan Parties.

                                        The Borrower shall not permit the ratio
of its consolidated Adjusted Cash Flow from Operations of the Loan Parties to the Adjusted Annualized Interest Expense of the Loan Parties to be less than 3.0 to 1.0, calculated at the end of each fiscal quarter, beginning with the quarter ending December 31, 1996, based on Adjusted Cash Flow from Operations of the Loan Parties for the four quarters then ended and Adjusted Annualized Interest Expense for the periods described in the definition of Annualized Interest Expense.

                                  (ii)     Minimum Interest Coverage Ratio of
         the Loan Parties and the Qualified Unrestricted Subsidiaries.

                                        The Borrower shall not permit the ratio
of Adjusted Cash Flow from Operations of the Loan Parties and Qualified Unrestricted Subsidiaries to the Annualized Interest Expense of the Loan Parties to be less than 3.0 to 1.0, calculated at the end of each fiscal quarter, beginning with the quarter ending December 31, 1996, based on Adjusted Cash Flow from Operations of the Loan Parties and Qualified Unrestricted Subsidiaries for the four quarters then ended and Annualized Interest Expense for the periods described in the definition of such term.

                          (c)     Leverage Ratio.

                                  (i)      Leverage Ratio of the Loan Parties.

                                  The Borrower shall not permit the Leverage
Ratio of the Loan Parties to exceed the ratio set forth in the grid below, calculated as of the Closing Date, and as of the end of each fiscal quarter beginning with the quarter ending September 30, 1996. The Borrower shall measure the numerator (Adjusted Indebtedness of the Loan Parties) as of the dates, and the denominator (Adjusted Cash Flow from Operations of the Loan Parties) as of the periods, set forth in the grid below.



                                             DENOMINATOR
                                            (ADJUSTED CASH
     DATE OF        NUMERATOR (ADJUSTED       FLOW FROM
 COMPUTATION OF     INDEBTEDNESS OF THE   OPERATIONS OF THE
LEVERAGE RATIO OF      LOAN PARTIES)         LOAN PARTIES          MAXIMUM RATIO
THE LOAN PARTIES     COMPUTATION DATE     COMPUTATION PERIOD         PERMITTED
- ----------------     ----------------     ------------------         ---------
                    Closing Date (after
                     giving effect to
                        the Leavitt
                     Acquisition, any
                         Adjusted
                    Indebtedness of the
                       Loan Parties
                    incurred or assumed
                    by the Loan Parties
                     thereby or under     4 quarters ending
  Closing Date        this Agreement)      on June 30, 1996          3.5 to 1.0

    9- 30-96              9-30-96         4 quarters then ended      3.5 to 1.0

     12-31-96             12-31-96          4 quarters then ended    3.5 to 1.0

      3-31-97              3-31-97          4 quarters then ended    3.5 to 1.0

      6-30-97              6-30-97          4 quarters then ended    3.5 to 1.0

  9-30-97 and the      9-30-97 and the
 last day of each     last day of each
quarter thereafter   quarter thereafter     4 quarters then ended    3.0 to 1.0

                                  (ii)     Leverage Ratio of the Loan Parties
              and Qualified Unrestricted Subsidiaries.

                                  The Borrower shall not permit the Leverage
Ratio of the Loan Parties and Qualified Unrestricted Subsidiaries to exceed the ratio set forth in the grid below, calculated as of the end of each fiscal quarter beginning with the quarter ending September 30, 1996. The Borrower shall measure the numerator (Indebtedness of the Loan Parties) as of the end of each quarter, and the denominator (Adjusted Cash Flow from Operations of the Loan Parties and Qualified Unrestricted Subsidiaries) for the four quarters ending on each computation date.

      DATE OF COMPUTATION OF LEVERAGE RATIO OF
           THE LOAN PARTIES AND QUALIFIED
              UNRESTRICTED SUBSIDIARIES                     MAXIMUM RATIO PERMITTED
              -------------------------                     -----------------------
      9- 30-96 and the last day of each quarter                    3.5 to 1.0
             thereafter through 6-30-97

      9-30-97 and the last day of each quarter
                     thereafter                                    3.0 to 1.0

                          (d)     Indebtedness.

                                  Each of the Loan Parties shall not at any
time create, incur, assume or suffer to exist any Indebtedness, except for the following:

                                  (i)      Permitted Secured Leases and
         Permitted Purchase Money Indebtedness of the Loan Parties provided that the unpaid aggregate principal amount thereof does not exceed $5,000,000;

                                  (ii)     Other Indebtedness of Borrower
         subject to each of the following conditions with respect to such
         Indebtedness:

                                        (A)     None of the Loan Parties other
         than Borrower shall be an obligor under such Indebtedness and none of the Loan Parties shall Guaranty such Indebtedness;

                                        (B)     Such Indebtedness shall be not
         be secured by any Liens in the assets of the Loan Parties or their Subsidiaries except for Permitted Liens;

                                        (C)     Such Indebtedness shall be
         either pari passu with or subordinated to (and not senior to) the Indebtedness of the Loan Parties under the Loan Documents;

                                        (D)     The Borrower shall be in
         compliance with each of its representations, warranties and covenants hereunder after incurring such Indebtedness and Borrower shall deliver to the Agent and the Banks a certificate in the form of Exhibit 8.2(d) at least ten (10) Business Days before Borrower incurs such Indebtedness evidencing that Borrower shall be in compliance with such representations, warranties and covenants and describing the financial covenants and negative covenants then expected to govern such Indebtedness (such description may consist of current drafts of the documents to govern such Indebtedness),

                                        (E)     Each of the financial covenants
         and negative covenants (or affirmative covenants if they address the matters described in Section 8.2 hereof) contained in the agreements governing such Indebtedness shall be incorporated by reference as covenants hereunder automatically and without written amendment to the terms of this Agreement, provided that

                                        (i)      none of the covenants herein
         shall be modified or reduced as a result of such incorporation by reference it being understood that such covenants shall supplement but not diminish any covenants herein,

                                        (ii)     no waiver of a covenant
         incorporated by reference herein by the holder of such Indebtedness shall be effective as a waiver of such covenant herein,

                                        (iii)    any amendment or other
         modification of a covenant by the holder of such Indebtedness shall not, without the prior written consent of the Required Banks (after delivery of a copy thereof to the Banks), be effective to amend or modify such covenant as incorporated herein unless each of the following conditions is met:

                                        (1)     If such amendment or
         modification shall become effective prior to the Term Loan Repayment Date, then neither the Loan Parties nor their Affiliates shall, directly or indirectly, give any consideration for such amendment or modification, except for payment of a cash fee in connection with such amendment or modification. Examples of consideration shall include (A) increasing any interest rate payable on such Indebtedness or the compensation otherwise paid to the holder thereof , (B) granting any additional security for such Indebtedness, whether in the nature of a Guaranty, Liens or other form of security, or (C) repaying any portion of such Indebtedness or the accelerating any due date for the repayment of such Indebtedness or for repayment of any other obligation owed to such holder. If the amendment or modification becomes effective after the Term Loan Repayment Date, then the condition contained in this clause
         (1) shall not apply. and

                                        (2)     The Borrower shall have
         delivered to the Agent and the Banks (i) a copy of all documents governing such amendment or modification and disclosed all relevant terms thereof to the Agents and (ii) a certification acceptable to the Banks confirming the matters in this Paragraph (2) and Paragraph (1) above and the Borrower shall not be in default of any covenant in this Agreement prior to its amendment by the covenants incorporated by reference.

                                        (F)     The agreements governing such
         Indebtedness shall not restrict in any manner the right of any of the Loan Parties to grant or suffer to exist Liens in their assets or stock in favor of the Agent or any of the Banks ; and

                                        (G)     Borrower shall deliver to the
         Agent true and correct copies of all of the agreements and related documents governing such Indebtedness within five (5) Business Days after the date on which such agreements or documents are signed or become effective;

                                  (iii)    the Intercompany Payable Accounts
         and Intercompany Notes; and

                                  (iv)     Indebtedness existing on the Closing
         Date as disclosed on the Interim Statements delivered to the Agent prior to the Closing Date and any extensions or renewals thereof, provided that the amount thereof may not be increased or any security be given therefor;

                          (e)     Liens.

                                  Each of the Loan Parties and its Subsidiaries
shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree to become liable to do so, except Permitted Liens.

                          (f)     Guaranties.

                                  Each of the Loan Parties shall not at any
time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of (i) any Unrestricted Subsidiary or Unrestricted Joint Venture except that a Loan Party may Guaranty an obligation of an Unrestricted Joint Venture if the amount of such Guaranty is permitted under Section 8.2(g)(vi) and may Guaranty an obligation of an Unrestricted Subsidiary if the amount of such Guaranty is permitted under Section 8.2(g)(ix); or (ii) any other Person, except for Guaranties which constitute Indebtedness of the Loan Parties that are permitted under Section 8.2(d).

                          (g)     Loans and Investments.

                                  Each of the Loan Parties shall not at any
time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or make any Restricted Investments in any Excluded Foreign Sales Subsidiary, Unrestricted Joint Venture or Unrestricted Subsidiary or agree, become or remain liable to do any of the foregoing, except:

                                  (i)      trade credit extended on usual and
         customary terms in the ordinary course of business and investments in trade creditors acquired during the bankruptcy proceedings of such trade creditors in exchange for trade credit extended to such trade creditors prior to the commencement of such bankruptcy proceedings;

                                  (ii)     loans and advances to employees in
         the ordinary course of business;

                                  (iii)    Permitted Investments

                                  (iv)     investments in Guarantors;

                                  (v)      promissory notes and other noncash
         rights to payment received in connection with dispositions permitted under Section 8.2(h)(ii);

                                  (vi)     obligations incurred or cash
         payments made (including capital contributions) to the Excluded Foreign Sales Subsidiaries in respect of foreign sales services performed by such Excluded Foreign Sales Subsidiaries, provided that: (i) all cash payments made to such Excluded Foreign Sales Subsidiaries shall be distributed by such Excluded Foreign Sales Subsidiaries to CBCC when such Excluded Foreign Sales Subsidiary is permitted to distribute such cash under the rules governing foreign sales corporations contained in the Internal Revenue Code and (ii) the difference between the payments which Borrower has made (or has accrued) to the Excluded Foreign Sales Subsidiaries and the cash distributions which the Excluded Foreign Sales Subsidiaries have made to Borrower between the Closing Date and the date of determination shall not exceed $500,000;

                                  (vii)    obligations incurred under a
         Permitted Interest Rate Protection Agreement;

                                  (viii)   Restricted Investments in
         Unrestricted Joint Ventures in an aggregate amount not to exceed $5,000,000; and

                                  (ix)     Equity Contributions to Unrestricted
         Subsidiaries provided that (1) if such Equity Contributions are made before the Term Loan Repayment Date, the amount of any Equity Contribution may not exceed the Cumulative Net Excess Cash Flow on the date on which the Loan Party makes such Equity Contribution, (2) the Borrower may make such Equity Contribution only if after giving effect thereto the Loan Parties would be in compliance with Section 8.2(a) hereof and no Potential Default or Event of Default would exist, and
         (3)the Borrower shall deliver a certificate in the form of Exhibit 8.2(j)(4) to the Banks at least ten (10) Business Days before any Loan Party shall make an Equity Contribution evidencing that such Equity Contribution shall comply with clauses (1) and (2) above.

                          (h)     Dispositions of Assets of the Loan Parties.

                          Each of the Loan Parties shall not sell, convey,
assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their respective properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse), except:

                                        (i)     transactions involving the sale
         of inventory in the ordinary course of business;

                                        (ii)    any sale, transfer or lease of
         assets in the ordinary course of business which are worn out, obsolete or no longer necessary or required in the conduct of such Loan Party's business;

                                        (iii)   any sale, transfer or lease of
         assets in the ordinary course of business which are replaced by substitute assets where necessary to such Loan Party's business;

                                        (iv)    any sale or transfer of
         accounts to the Chase Sellers or the Leavitt Sellers in accordance with any post-closing purchase price adjustment under Section 4 of the Chase Asset Purchase Agreement or Sections 3.4 or 3.5 of the Leavitt Acquisition Agreement;

                                        (v)     any sale or transfer of assets
         to any insurer in connection with the settlement of an insurable loss by the Borrower;

                                        (vi)    transfers resulting from
         casualty or condemnation of property;

                                        (vii)   sales or discounts of overdue
         Accounts arising in the ordinary course of business;

                                        (viii)  any other sale of assets
         provided that the aggregate purchase price therefor does not exceed $1,000,000 during any fiscal year of the Borrower; and

                                        (ix)    any other sale or transfer of
         assets, subject to Borrower's obligation to apply the proceeds thereof to repay a portion of the Term Loans described in Section 5.7, provided that

                                        (A)      if such sale or transfer
constitutes substantially all of the assets or all of the capital stock (such assets or the corporation whose stock is to be sold shall be referred to as the "Business to be Sold") of any Loan Party, Borrower must:

                                        (1)     deliver to the Banks a
certificate in a form reasonably acceptable to the Banks which demonstrates that Borrower shall be in compliance with each of its representations, warranties and covenants hereunder after giving effect to such sale.

                                        (2)     deliver to the Banks pro forma
income statements of the Business to be Sold and a pro forma computation of the cash flow from operations of the Business to be Sold, in each case for the four quarters which ended immediately before the quarter in which such sale shall occur. Such cash flow from operations shall be computed in the same manner that Adjusted Cash Flow from Operations of the Loan Parties is computed except that it shall include only the operations of the Business to be Sold and not that of all of the Loan Parties. The financial statements and pro forma computation referred to above shall be of a quality and detail reasonably acceptable to the Banks;

                                        (3)     exclude in Adjusted Cash Flow
from Operations of the Loan Parties for purpose of the Leverage Ratio of the Loan Parties under Section 8.2(c) (including that computed in the certification described in clause (1) above) and the "Leverage Ratio Level" under the definition of such term (but not for purposes of computing the minimum interest coverage ratio under Section 8.2(b) or in computing Excess Cash Flow) the cash flow from operations of or relating to the Business to be Sold.

                                        (B)      and if such sale constitutes
some but not all of the capital stock of Holco, CBCC, Leavitt Tube or any other Restricted Subsidiary, the Borrower must obtain the consent of all of the Banks before selling such stock;

                          (i)     Dividends, Related Distributions, and
Payments through Intercompany Payable Account.

                                  The Loan Parties shall not make or pay, or
agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of their share of capital stock or on account of the purchase, redemption or acquisition of such shares of capital stock (or warranties, options or rights therefor), except that (1) the Guarantors may make distributions to the Borrower or other Guarantors and (2) the Borrower may pay a dividend on its shares or repurchase its shares for cash, subject to the following conditions: (i) the Borrower may not pay any dividends on or repurchase its shares until the Borrower has delivered its consolidated financial statements and Compliance Certificate for the fiscal year ending December 31, 1996, (ii) if the Borrower makes such payment or repurchase before the Term Loan Repayment Date, such payment or repurchase shall not exceed the Cumulative Net Excess Cash Flow on the date of such payment (without giving effect to such payment), (iii) the Borrower may make such payment or repurchase only if after giving effect to such payment or repurchase the Loan Parties would be in compliance with Section 8.2(a) hereof and no Potential Default or Event of Default would exist, (iv) the Borrower shall at least five (5) Business Days prior to paying a dividend or making a distribution on its shares (other than a repurchase of its shares) , deliver a certificate to the Banks in the form of
Exhibit 8.2(i) (the "Distribution Compliance Certificate") showing pro forma compliance with the covenants contained in Sections 8.2(a), (c) and (d) after giving effect to such dividend or distribution and certifying as to the matters in clauses (ii) and (iii) of this Section 8.2(i)(2) above, and the Required Banks shall not have objected to such Distribution Compliance Certificate before Borrower makes such payment ; and (v)the Borrower shall at least five (5) Business Days after repurchasing any of its shares, deliver a Distribution Compliance Certificate showing pro forma compliance with the covenants contained in Sections 8.2(a), (c) and (d) after giving effect to such repurchase and certifying as to the matters in clauses (ii) and (iii) of this Section 8.2(i)(2) above.. Any objection by the Required Banks described in the preceding sentence must clearly state the Required Banks' basis for such objection.

                          (j)     Liquidations, Mergers, Consolidations,
Acquisitions.

                                  Each of the Loan Parties shall not become a
party to any other merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person or dissolve or liquidate, or otherwise terminate its existence, except as set forth in clauses (1) through (4) below:

                                   (1) Transaction With Other Loan Parties.
Any Loan Party other than Borrower may merge into another Loan Party or the Borrower;

                                  (2) Borrower Reorganization.  Borrower may
dissolve, liquidate, merge into another entity or otherwise terminate its existence (an "Borrower Reorganization") upon the consent of the Required Banks subject to such terms and conditions as the Required Banks may impose including without limitation that (A) Borrower shall be succeeded by another corporation ("Borrower's Successor") which shall own, directly or indirectly, all of the capital stock of the Borrower; (B) MVA shall own shares of the voting capital stock of Borrower's Successor so that no Change of Control shall occur, (C) Borrower's Successor shall deliver appropriate joinders, opinions of counsel and other documents referred to in Section 7.1 or otherwise as requested by the Agent and the Required Banks evidencing, among other things, the joinder of Borrower to this Agreement and the other Loan Documents, the pledge of all stock of Borrower's Restricted Subsidiaries to the Agent, and (D) Borrower's Successor shall deliver evidence in a form satisfactory to the Agent and the Banks together with Borrower's request for consent under clause (A) above that Borrower's Successor and the other Loan Parties shall be in compliance with this Agreement after giving effect to the Borrower Reorganization.

                                  (3)  Acquisitions by Loan Parties of Assets
or Persons Which Become Loan Parties. _One or more of the Loan Parties may acquire capital stock or substantially all of the assets of another Person (the " Business to be Acquired") by direct acquisition or merger or otherwise provided that

                                  (i) the Loan Parties shall be in compliance
with their representations, warranties and covenants hereunder after giving effect to such acquisition,

                                  (ii) the Borrower shall compute its Leverage
Ratio Level on the date (the "Acquisition Date") on which the applicable Loan Parties acquire such assets and adjust the fees and interest rates effective on the Acquisition Date as required in the definition of the Leverage Ratio Level if such Leverage Ratio Level changes on such date,

                                  (iii) the Loan Parties shall deliver to the
Agent and the Banks a certificate in the form of Exhibit 8.2(j)(3) (the "Section 8.2(j)(3) Acquisition Notice Certificate") evidencing their compliance with clause (i) above at least ten (10) Business Days before the Acquisition Date evidencing their computations in clauses (i) and (ii) above, and

                                  (iv) if the Loan Parties acquire stock or
other ownership interests in another Person, such Person shall join this Agreement and the other Loan Documents as a Guarantor (and a Loan Party) pursuant to the procedures in Section 11.16 and the capital stock or other ownership interests in such Person shall be pledged to the Agent for the benefit of the Banks pursuant to the Pledge Agreement. For purposes of the preceding clauses (i) through (iv) of this Section 8.2(j)(3):

                                        (A)     The Borrower shall measure the
Adjusted Indebtedness of the Loan Parties when the Borrower computes the Leverage Ratio of the Loan Parties under Section 8.2(c) and their Leverage Ratio Level as of the Acquisition Date after giving effect to any Indebtedness to be incurred or assumed in connection with such acquisition;

                                        (B)     The Borrower shall measure the
Adjusted Cash Flow from Operations of the Loan Parties when it computes the Leverage Ratio of the Loan Parties under Section 8.2(c) and the Leverage Ratio Level as of the four quarters ending on the last day of the calendar quarter (the "Clause (B) Measurement Date") nearest to but preceding the Acquisition Date and for which Borrower has delivered (or was required to deliver) a Compliance Certificate;

                                        (C)     (i)      The Loan Parties may
include in the Adjusted Cash Flow from Operations of the Loan Parties earned prior to the Acquisition Date for purposes of the minimum interest coverage ratio under Section 8.2(b), the Leverage Ratio of the Loan Parties under Section 8.2(c) and the "Leverage Ratio Level" under the definition of such term (but not for purposes of computing Excess Cash Flow) the cash flow from operations of the Business to be Acquired as set forth in the historical financial statements of the Business to be Acquired (the "Target Statements") for the four quarters ending on the Clause (B) Measurement Date, provided that

                                        (I) Borrower shall deliver to the Banks
together with the Section 8.2(j)(3) Acquisition Notice Certificate: (1) copies of the Target Statements, which shall include a balance sheet as of the Clause
(B) Measurement Date, and statements of income, retained earnings and cash flows for the four quarters ending on the Clause (B) Measurement Date, and for the two
(2) preceding fiscal years of the Business to be Acquired, (2) pro forma combined financial statements evidencing the combined balance sheet as of the Clause (B) Measurement Date and the combined results of operations for the four
(4) quarters ending on Clause (B) Measurement Date, in each instance of the Business to be Acquired and the Loan Parties, (3) a computation of the cash flow from operations of the Business to be Acquired for the four quarters ending on the Clause (B) Measurement Date, which computation shall be performed in the same manner as Cash Flow From Operations of the Loan Parties is computed hereunder, and (4) a computation of the Adjusted Cash Flow from Operations of the Loan Parties which includes the cash flow from operations of the Business to be Acquired and that of the Loan Parties on a combined basis; and

                                        (II) either of the following shall be
true:

                                        (a) either of the following shall be
true

                                        (i) the annual (as opposed to interim)
Target Statements shall have been audited and certified by independent certified public accountants of nationally recognized standing and the certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur); or

                                        (ii) if the Business to be Acquired is
a division or other constituent of a larger business or a group of businesses (a "Consolidated Seller Group"), then (1) the annual (as opposed to interim) financial statements of the Consolidated Seller Group shall have been audited and certified by independent certified public accountants of nationally recognized standing and the certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and (2) Borrower shall deliver to the Agent and the Banks at least ten (10) Business Days before such acquisition a certificate certifying that Borrower has reviewed the Target Statements and concluded that such Target Statements are prepared in accordance with GAAP, consistently applied, and reflect proper divisional accounting in relation to the Consolidated Seller Group;

                       ; or

                                        (b) Prior to the Acquisition Date, the
Agent shall have reviewed the (1) the Target Statements and the combined statements referred to in clause (I) above, and (2) Borrower's computation of the cash flow from operations of the Business to be Acquired described in clause
(I) above and concluded that it is satisfied with the quality, clarity and level of detail of such statements (it is acknowledged that such statements should to the extent possible reflect GAAP) and computations.; and

                                        (ii)    If the Borrower does not
satisfy the requirements in clauses (I) through (II) of clause (C)(i) immediately above, the Borrower shall include in its Adjusted Cash Flow from Operations of the Loan Parties accrued prior to the Acquisition Date for all purposes under this Agreement only the Cash Flow from Operations of the Loan Parties and not the cash flow from operations earned or accrued by Business to be Acquired.

                                  (4)  Acquisitions of Unrestricted
Subsidiaries or Acquisitions by Unrestricted Subsidiaries. One or more of the Loan Parties may acquire capital stock of another Person and elect not to have such Person join this Agreement as a Guarantor or may form a Subsidiary which shall acquire the assets of another Person and elect not to have such Subsidiary join this Agreement (such Person in the case of a stock acquisition or Subsidiary in the case of an asset acquisition shall be referred to as an "Unrestricted Subsidiary") in either instance by direct acquisition or merger or otherwise (the "Acquisition") provided that:

                                        (i) such Unrestricted Subsidiary shall
be a corporation or a limited liability company organized under a state law which provides that the owners thereof are not liable for the obligations of such company;

                                        (ii) the Loan Parties may not make
Restricted Investments in such Unrestricted Subsidiary (including the funding of any portion of the purchase price or the giving of any consideration in connection with such Acquisition) except that the Loan Parties may make Equity Contributions to such Unrestricted Subsidiary as permitted in Section 8.2(g), and

                                        (iii) the Borrower shall deliver a
certificate to the Banks in the form of Exhibit 8.2(j)(4) notifying the Banks of such Acquisition and evidencing Borrower's compliance with clause (ii) above at least ten (10) Business Days before the date of such Acquisition and shall deliver with such certificate an updated Schedule 6.1(c) (Subsidiaries).

If the business to be acquired in the Acquisition (the "QURS Business to be Acquired") shall be owned by a Qualified Unrestricted Subsidiary after such Acquisition, the Loan Parties may include in Excess Cash Flow of the Qualified Unrestricted Subsidiaries earned during the quarter in which the Acquisition occurs and the three quarters preceding such Acquisition the excess cash flow of as set forth in the historical financial statements of the QURS Business to be Acquired (the "QURS Target Statements"), provided that

                                  (1) the Borrower shall deliver to the Banks
together with the certificate described in Section 8.2(j)(4)(iii) above: (1) copies of the QURS Target Statements, which shall include a balance sheet as of the end of the quarter preceding the date of the Acquisition (the "Measurement Date"), and statements of income, retained earnings and cash flows for the four quarters ending on such date, and for the two (2) preceding fiscal years of the QURS Business to be Acquired, (2) pro forma combined financial statements evidencing the combined balance sheet as of the Measurement Date and the combined results of operations for the four (4) quarters ending on Measurement Date, in each instance of the QURS Business to be

Acquired and the Qualified Unrestricted Subsidiaries, (3) a computation of the cash flow from operations of the QURS Business to be Acquired for the four quarters ending on the Measurement Date, which computation shall be performed in the same manner as Excess Cash Flow of the Qualified Unrestricted Subsidiaries is computed hereunder, and (4) a computation of the Excess Cash Flow of the Qualified Unrestricted Subsidiaries which includes the excess cash flow of the QURS Business to be Acquired and that of the Qualified Unrestricted Subsidiaries on a combined basis; and

                                  (2) either of the conditions relating to
Target Statements set forth in clauses (a) or (b) of Section
8.2(3)(iv)(C)(i)(II) shall be true with respect to the QURS Target Statements.

If the Borrower does not satisfy the requirements in clauses (1) and (2) immediately above, the Borrower shall include in the Excess Cash Flow of the Qualified Unrestricted Subsidiaries accrued prior to the date of the Acquisition for all purposes under this Agreement only the Excess Cash Flow of the Qualified Unrestricted Subsidiaries and not the excess cash flow earned or accrued by QURS Business to be Acquired.

                          (k)     Affiliate Transactions.

                                  Each of the Loan Parties shall not enter into
or carry out any transaction (including, without limitation, purchasing property or services from, or selling property or services to, any Affiliate, Unrestricted Subsidiary, Unrestricted Joint Venture or other Person, but excluding compensation arrangements approved by such Loan Party's board of directors) and excluding Equity Contributions permitted under Section 8.2(g) unless such transaction is not otherwise prohibited by this Agreement and is entered into in the ordinary course of business upon arm's length terms and conditions and is in accordance with all applicable Law.

                          (l)     Continuation of or Change in Business.

                                  Each of the Loan Parties shall not engage in
any business other than engineering and processing materials and manufacturing, marketing and selling engineered products.

                          (m)     Changes in Other Documents.

                                  The Loan Parties shall not amend or modify
any provisions of the Chase Asset Purchase Agreement, the Chase Seller Note, the Remediation Agreement, the related Chase acquisition documents, the Leavitt Acquisition Agreement or any of the other Leavitt Acquisition Documents without providing at least fifteen (15) Business Days prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks. If the Required Banks after receiving such notice fail to disapprove prior to the effective date of such change, then the Required Banks shall be deemed to have consented to the change.

                          (n)     Changes in Organizational Documents.

                                  Each of the Loan Parties shall not amend or
modify in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock) or bylaws or the Voting Agreement, without providing at least fifteen (15) Business Days prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks. If the Required Banks after receiving such notice fail to disapprove prior to the effective date of such change, then the Required Banks shall be deemed to have consented to the change.

                          (o)     Fiscal Year.

                                  Each of the Loan Parties shall not change its
fiscal year from the twelve-month period beginning January 1 and ending December 31.

                          (p)     Subsidiaries.

                          Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time, either directly or indirectly, own any Subsidiaries except for (1) the Excluded Foreign Sales Subsidiary existing on the Closing Date and described on Schedule 6.1(c) and any Excluded Foreign Sales Subsidiary organized by CBCC or Leavitt Tube after the Closing Date, provided that CBCC or Leavitt Tube shall within seven (7) Business Days following the date on which CBCC or Leavitt Tube organizes such Excluded Foreign Sales Subsidiary notify the Banks of such organization and deliver to the Banks a revised Schedule 6.1(c) reflecting such Excluded Foreign Sales Subsidiary, (2) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date;
(3) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.16, provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent in the capital stock or other ownership interest in such Subsidiary, or (4) any Unrestricted Subsidiary or Unrestricted Joint Venture subject to the covenants respecting the formation of and investment in such entities contained in this Agreement.

                          (q)     Employee Benefit Plans.

                                  The Borrower shall not, and shall not permit
any member of the ERISA Group to:

                                  (i)      fail to satisfy the minimum funding
         requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                                  (ii)     request a minimum funding waiver
         from the Internal Revenue Service with respect to any Plan;

                                  (iii)    engage in a Prohibited Transaction
         with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, is likely to result in a Material Adverse Change;

                                  (iv)     permit the actuarial present value
         of all benefit liabilities (whether or not vested) under each Plan, determined as of the most recent actuarial report completed with respect to such Plan, to exceed by $500,000, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                                  (v)      fail to make when due any
         contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                                  (vi)     withdraw (completely or partially)
         from any Multiemployer Plan, where such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;

                                  (vii)    terminate, or institute proceedings
         to terminate, any Plan, where such termination is likely to result in a Material Adverse Change, or the validity of the Loans;

                                  (viii)   make any amendment to any Plan with
         respect to which security is required under Section 307 of ERISA; or

                                  (ix)     fail to give any and all notices and
         make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in material liability of the Borrower or any member of the ERISA Group.

                          (r)     Agreements Restricting Payment of
Intercompany Notes.

                                  Each of the Loan Parties covenants and agrees
that it shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Agreement with any Person which restricts the right of any of the Restricted Subsidiaries of the Borrower to pay dividends or other distributions to the Borrower or repay the Intercompany Payable Account of such Restricted Subsidiaries to Borrower.

                          (s)     Disposition of Assets or Stock of the
Qualified Unrestricted Subsidiaries.

                                  If any Loan Party or any Qualified
Unrestricted Subsidiary sells transfers all or substantially all of the assets or capital stock (such assets or the corporation whose stock is to be sold shall be referred to as the "QURS Business to be Sold") of any Qualified Unrestricted Subsidiary, Borrower shall:

                                  (1)      deliver to the Banks pro forma
income statements of the QURS Business to be Sold and a pro forma computation of the excess cash flow of the QURS

Business to be Sold, in each case for the four quarters which ended immediately before the quarter in which such sale shall occur. Such excess cash flow shall be computed in the same manner that Excess Cash Flow of the Qualified Unrestricted Subsidiaries is computed, except that it shall include only the operations of the QURS Business to be Sold and not that of all of the Qualified Unrestricted Subsidiaries. The financial statements and pro forma computation referred to above shall be of a quality and detail reasonably acceptable to the Banks; and

                                  (2)      exclude in Excess Cash Flow of the
Qualified Unrestricted Subsidiaries for all purposes under this Agreement the excess cash flow from operations of or relating to the QURS Business to be Sold.

                 8.3      Reporting Requirements.

                          The Borrower covenants and agrees that until payment
in full of the Loans and interest thereon, expiration or termination of the Letters of Credit, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Revolving Credit Commitments, the Borrower will furnish or cause to be furnished to the Agent and each of the Banks:

                          (a)     Quarterly Financial Statements and Reports.

                                  As soon as available and in any event within
forty-five (45) days after the end of each of the first three fiscal quarters of Borrower within each of Borrower's fiscal years, financial statements of the Borrower, consisting of consolidated and consolidating balance sheets as of the end of such quarter and related consolidated and consolidating statements of income, retained earnings and cash flow for the quarter, then ended and the fiscal year through that date, which shall include a consolidated balance sheet, and statements of income, retained earnings and cash flows of the Loan Parties excluding the Unrestricted Subsidiaries (but including the equity interest of the Loan Parties in the Unrestricted Subsidiaries on the equity method basis), all in reasonable detail and certified by an Authorized Officer of the Borrower involved in or having knowledge about the preparation of such financial statements as having been prepared in accordance with GAAP, consistently applied (subject to year-end audit adjustments), and setting forth in comparative form the respective financial statements for the corresponding date and periods in the previous fiscal year.

                          (b)     Annual Financial Statements.

                                  As soon as available and in any event within
one hundred and five (105) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower, consisting of consolidated and consolidating balance sheets as of the end of such fiscal year, and related consolidated and consolidating statements of income, retained earnings and cash flow for the fiscal year then ended, which shall include a consolidated balance sheet, and statements of income, retained earnings and cash flows of the Loan Parties excluding the Unrestricted Subsidiaries, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (in the case of the consolidated financial statements only) certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur). The Agent and Banks shall maintain the confidentiality of such financial statements pursuant to the terms of Section 11.12.

                          (c)     Projections.

                                  Concurrently with Borrower's delivery of its
financial statements pursuant to Section 8.3(b) hereof (or earlier if available before such time), projected cash flow statements, income statements and a capital budget for Loan Parties and for the Unrestricted Subsidiaries and their respective operating units for the year in which such statements are due to be delivered and a balance sheet as of such year's end. The Agent and Banks shall maintain the confidentiality of such financial statements pursuant to the terms of Section 11.12.

                          (d)     Certificates of the Loan Parties;  Closing
Date Balance Sheet.

                                  (i)      Monthly Borrowing Base Certificate.
         On or before the last day of each calendar month , a certificate (the "Borrowing Base Certificate") in the form of Exhibit 8.3(d)(i) of the Borrower, signed by an Authorized Officer involved in or having knowledge about the preparation of such Borrowing Base Certificate, (1) setting forth the Borrowing Base as of the last day of the preceding month (beginning with the month ended July 31, 1996; the Borrowing Base Certificate for such month end shall be due on the Closing Date; the Borrowing Base Certificate for each subsequent month end shall be due on or before the last day of the succeeding month as set forth above),.

                                  (ii)     Quarterly Compliance Certificate.
         Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3(a) and 8.3(b) hereof after the end of each fiscal quarter and fiscal year, a certificate (the "Compliance Certificate") in the form of Exhibit 8.3(d)(ii) of the Borrower, signed by an Authorized Officer involved in or having knowledge about the preparation of such Compliance Certificate, to the effect that, except as described pursuant to
         Section 8.3(e) below, (i) the representations and warranties of the Loan Parties contained in Article 6 hereof are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time and after giving effect to any amendments to such representations made pursuant to Section 7.2 or Section 11.1), and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with the covenants contained in Sections 8.2(a), (b), (c), (d), (g), (h), (i), (j) and (p) and Section 9.1(h) and , and to evidence the computations of the Leverage Ratio Level, the Applicable Percentage and Euro-rate Spreads and the Excess Cash Flow for the preceding quarter (all Compliance Certificates), any Mandatory Prepayment of Excess Cash Flow payable in respect thereof (annual Compliance

         Certificate only) and the Cumulative Net Excess Cash Flow (all Compliance Certificates) and (iv) providing updates to the Schedules referred to in Section 7.2. Borrower shall (1) compute on its Compliance Certificate for the quarter ending September 30, 1996 the cash flow from operations of the Leavitt Business for the period between July 1, 1996 and the Closing Date (the "3rdQ Adjustment"), and
         (2) deliver with the Compliance Certificate described in clause (1) above financial statements relating to the Leavitt Business for the period described in such clause (1). Borrower shall compute cash flow from operations of the Leavitt Business under the preceding sentence in same manner that Borrower computes Cash Flow from Operations of the Loan Parties as set forth in the definition of such term. Borrower shall use the 3rdQ Adjustment in computing its Adjusted Cash Flow from Operations of the Loan Parties for the period ending on September 30, 1996 and thereafter.

                                  (iii)    Closing Date Balance Sheet.  Within
         30 days after the Closing Date, provide to the Agent for the benefit of the Banks (1) a pro forma balance sheet of Leavitt Tube and Holco as of the Closing Date and (2) a pro forma balance sheet of all of the Loan Parties as of the Closing Date after giving effect to the Leavitt Acquisition.

                          (e)     Notice of Default.

                                  Promptly after any officer of any Loan Party
has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the an Authorized Officer having knowledge of such Event of Default or Potential Default Chief Executive Officer, President, Secretary or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

                          (f)     Notice of Litigation.

                                  Promptly after the commencement thereof,
notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $3,000,000 or which if adversely determined could reasonably be expected to cause a Material Adverse Change.

                          (g)     Certain Events.

                                  Written notice to the Agent (i) prior
thereto, with respect to any sale or transfer of assets as permitted under subsection (iv) of Section 8.2(h) hereof, (ii) as soon as available, regarding any adjustment payment to be paid by Chase Sellers or any Loan Party under the Chase Asset Purchase Agreement, and any indemnification or other claims made by the Chase Sellers or any Loan Party under any of the documents relating to the Chase Asset Purchase Agreement, (iii) within the time limits set forth in
Section 8.2(n) as applicable, with respect to any amendment to or waiver of any provision of the Chase Seller Note, Remediation Agreement, Chase Asset Purchase Agreement or related documents or any of the Leavitt Acquisition Documents, and promptly, if the Chase Seller shall breach or fail to comply in any material respect with the Remediation Agreement, Seller's indemnity obligations under the Chase Asset Purchase Agreement or any request for indemnity made by any Loan Party under the Chase Asset Purchase Agreement or Remediation Agreement or if the Leavitt Sellers shall breach or fail to comply in any material respect with the Leavitt Acquisition Documents, including the Leavitt Sellers' indemnity obligations thereunder ,and (iv) within the time limits set forth in Section 8.2(n), with respect to any amendment to the certificate of incorporation (including any provisions or resolutions relating to capital stock), bylaws or other organizational documents of the Loan Parties.

                          (h)     Other Notices, Reports and Information.

                                  Promptly upon their becoming available to
Borrower, (i) any formal forecasts of the Borrower for periods longer than the next fiscal year, (ii) management letters submitted to any of the Borrower by independent accountants in connection with any annual, interim or special audit,
(iii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to the stockholders, (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission, and (v) such other reports and information as the Agent may from time to time reasonably request. Each Loan Party shall also notify the Banks promptly upon becoming aware of the enactment of any legislation or adoption of any regulations which may result in a Material Adverse Change. The Agent and Banks shall maintain the confidentiality of such financial statements pursuant to the terms of Section 11.12.

                          (i)     Notices Regarding Employee Benefit Plans.

                                  (i) Promptly upon becoming aware of the
occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of (a) any Reportable Event with respect to the Borrower or any member of the ERISA Group, (b) any Prohibited Transaction which could subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder, (c) any assertion of withdrawal liability with respect to any Multiemployer Plan in excess of $1,000,000, (d) any partial or complete withdrawal by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in withdrawal liability in excess of $1,000,000, (e) any cessation of operations (by the Borrower or any member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, (f) withdrawal by the Borrower or any member of the ERISA Group from a Plan to which more than a single employer contributes during a plan year for which the Borrower or such member was a substantial employer with respect to such Plan, as defined in
Section 4001(a)(2) of ERISA, (g) a failure by the Borrower or any member of the ERISA Group to make a payment to a Plan required under Section 302(f)(1)(A) of ERISA, or (h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (ii) promptly after receipt thereof, copies of (a) all notices received by the Borrower or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan and (b) at the request of the Agent or any Bank, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule BII (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan; and (iii) promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT

                 9.1      Events of Default.

                          An Event of Default shall mean the occurrence or
existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of
Law):

                          (a)     The Borrower shall fail to pay any principal
of any Loan when due (including scheduled installments, mandatory prepayments or the payment due at maturity) or shall fail to pay any interest on any Loan or any other amount owing hereunder or under the other Senior Loan Documents within two (2) Business Days after the same shall become due and payable, provided that notwithstanding such grace period, if any amount is not paid when due, interest shall accrue and be payable on such amount at the default rate of interest provided in Section 4.3 hereof;

                          (b)     Any representation or warranty made at any
time by any Loan Party herein or in any other Senior Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                          (c)     Any Loan Party shall default in the
observance or performance of any covenant contained in Section 8.2 hereof or
Section 8.1(f) hereof;

                          (d)     Any Loan Party shall default in the
observance or performance of any other covenant, condition or provision hereof or of any other Senior Loan Document and such default shall continue unremedied for a period of thirty (30) calendar days after written notice thereof is given to the Borrower or by the Agent;

                          (e)     A default or event of default shall occur at
any time under the Chase Seller Note (except for bona fide disputes in good faith by the parties thereto regarding payments thereon provided that such disputes shall not have resulted in any other violation or

Event of Default under this Agreement and the Loan Parties shall have made appropriate GAAP reserves therefor ) or under the terms of any Indebtedness of any Loan Party involving an amount in excess of $3,000,000, or all or any part of such Indebtedness shall not be paid when due, and such default or event of default or nonpayment continues unremedied until the expiration of any applicable grace period;

                          (f)     Any final judgment(s) for the payment of
money in excess of $3,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises which is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry of such judgment(s);

                          (g)     Any of the Senior Loan Documents shall cease
to be legal, valid and binding agreements enforceable against any Loan Party or its successors and assigns (as permitted under the Senior Loan Documents) in accordance with the respective terms thereof, or shall in any way be terminated (except in accordance with their terms) or become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                          (h)     Either (A) a Change of Control shall occur,
or (B) MVA shall cease to serve on the board of directors of Borrower during such time as MVA is able to serve on such board;

                          (i)     A notice of lien or assessment in excess of
$1,000,000 is filed of record, other than a Permitted Lien, with respect to all or any part of any Loan Party's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable and the validity or amount is not being contested in good faith by appropriate and lawful proceedings diligently conducted;

                          (j)     If any of the following occurs:  (i) any
Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan or Plans by the PBGC or the appointment of a trustee to administer or liquidate any Plan or Plans, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan or Plans; (iii) a trustee shall be appointed to administer or liquidate any Plan or Plans; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan or Plans; (v) the Borrower or any member of the ERISA Group shall have taken affirmative action to cease operations at a facility or facilities where such cessation would result in a separation from employment of more than twenty percent (20%) of the total number of employees of the Borrower or any member of the ERISA Group who are participants in a Plan, or would result in the assertion of liability for a complete or partial withdrawal from a Multiemployer Plan; (vi) proceedings shall have been instituted or other action taken by the Borrower or any other member of the ERISA Group to withdraw (completely or partially) from any Multiemployer Plan; (vii) the Borrower or any member of the ERISA Group shall fail with respect to any Plan or Plans to meet the minimum funding standards established by ERISA (irrespective of whether a waiver of the minimum funding standards has been requested or obtained) or shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (viii) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (ix) the actuarial assumptions or funding methods used for any Plan or Plans are adjusted, changed or amended; or (x) any applicable law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements, and the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                          (k)     Any Loan Party is enjoined, restrained or in
any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within sixty (60) days after the entry thereof;

                          (l)     A proceeding shall have been instituted in a
court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                          (m)     Any Loan Party shall commence a voluntary
case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall admit its inability to pay or fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                 9.2      Consequences of Event of Default.

                          (a)     If an Event of Default specified under
subsections (a) through (k) of Section 9.1 hereof shall occur and unless such Event of Default has been waived by or cured to the reasonable satisfaction of the Required Banks (or larger fraction of the Banks if required hereunder), the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit hereunder, and the Agent, upon the request of the Required Banks, shall by written notice to the Borrower declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon and all other Indebtedness of the Loan Parties to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

                          (b)     If an Event of Default specified under
subsections (l) or (m) of Section 9.1 hereof shall occur, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit hereunder, and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon and all other Indebtedness of the Loan Parties to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                          (c)     In case an Event of Default shall occur that
has not been waived by or cured to the reasonable satisfaction of the Required Banks, any Bank to whom any obligation is owed by any Loan Party hereunder or under any other Senior Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 hereof and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to any Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Loan Parties hereunder or under any other Senior Loan Document any debt owing to, and any other funds held in any manner for the account of, any Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Senior Loan Document, whether or not such debt owing to or funds held for the account of the Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                          (d)     From and after the date on which the Agent
has taken any action pursuant to this Section 9.2 and until all obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or from the exercise of any other remedy by the Agent shall be applied as follows:

                                  (i)      first, to reimburse the Agent and
         the Banks for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any obligations of any of the Loan Parties under any of the Senior Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                                  (ii)     second, to the repayment of all
         Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the

         Senior Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                                  (iii)    the balance, if any, as required by
Law.

                          (e)     In addition to all of the rights and remedies
contained in this Agreement or in any of the other Senior Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post- default rights granted to the Agent and the Banks under the Senior Loan Documents or applicable Law.

                 9.3      Notice of Sale.

                 Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) Business Days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                               10.      THE AGENT

                 10.1     Appointment.

                          Each Bank hereby irrevocably designates, appoints and
authorizes PNC to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Senior Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Senior Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

                 10.2     Delegation of Duties.

                          The Agent may perform any of its duties hereunder by
or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5, 10.6 and
10.7 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

                 10.3     Nature of Duties; Independent Credit Investigation.

                          The Agent shall have no duties or responsibilities
except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

                 10.4     Actions in Discretion of Agent; Instructions from the
Banks.

                          The Agent agrees, upon the written request of the
Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.6 hereof. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks or, in the absence of such instructions, in the absolute discretion of the Agent.

                 10.5 Reimbursement and Indemnification of Agent by the Borrower.

                          The Borrower unconditionally agrees to pay or
reimburse the Agent and save the Agent harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to reasonable fees and expenses of counsel, incurred by the Agent (or, in the case of syndication, also PNC Bank) (a) in connection with the development, preparation, printing, execution, administration, syndication (including costs of the Agent or PNC Bank in connection with assignments by PNC Bank to other banks after the Closing Date and before the end of the Syndication Period), interpretation and performance of this Agreement and the other Senior Loan Documents, (b) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, and (c) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise or enforcement of this Agreement or any other Senior Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Senior Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Senior Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, (b) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower. In addition, the Borrower agrees to reimburse and pay all reasonable out of pocket expenses of the Agent's regular employees and agent engaged not more frequently than quarterly to perform audits of the Loan Parties' books, records and business properties.

                 10.6     Exculpatory Provisions.

                          Neither the Agent nor any of its directors, officers,
employees, agents or affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith, including without limitation pursuant to any Senior Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Senior Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Senior Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default.

                 10.7     Reimbursement and Indemnification of Agent by Banks.

                          Each Bank agrees to reimburse and indemnify the Agent
(to the extent not reimbursed by the Borrower and without limiting the obliga-tion of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Senior Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

                 10.8     Reliance by Agent.

                          The Agent shall be entitled to rely upon any writing,
telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 10.9     Notice of Default.

                          The Agent shall not be deemed to have knowledge or
notice of the occurrence of any Potential Default or Event of Default unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

                 10.10    Notices.

                          The Agent shall promptly send to each Bank a copy of
all notices received from the Borrower or the Company pursuant to the provisions of this Agreement or the other Senior Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

                 10.11    PNC and the Banks in Their Individual Capacities.

                          With respect to its Commitments and the Loans made by
it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with the Loan Parties and their respective Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and, in the case of each Bank, as though such Bank were not a Bank hereunder.

                 10.12    Holders of Notes.

                          The Agent may deem and treat any payee of any Note as
the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                 10.13    Equalization of Banks.

                          The Banks and the holders of any participations in
any Note agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4(b), 5.4(b) or 5.5 hereof. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Bank or the holder making such purchase.

                 10.14    Successor Agent.

                          The Agent may resign as Agent upon not less than
thirty (30) days' prior written notice to the Borrower and the Banks. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks which appointment shall be subject to the consent of the Borrower which shall not be unreasonably withheld provided that if the Agent requests such consent and Borrower does not within thirty (30) days following such request either consent to such appointment or select a successor agent from among the Banks and such successor shall assume in writing the obligations of the Agent, then the Agent shall no longer be required to obtain the Borrower's consent to assign its rights and obligations as Agent hereunder to another Bank or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, which consent shall not be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article 10 shall inure to the benefit of such former Agent, and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

                 10.15    Agent's Fee.

                          The Borrower shall pay to the Agent the nonrefundable
fee (the "Agent's Fee") agreed to in the letter agreement between Borrower and the Agent dated as of the Closing

Date, as amended from time to time (the "Agent's Fee Letter"), until all of the Loans and other obligations of Borrower hereunder shall be paid in full, all Letters of Credit shall have expired or been terminated and the Revolving Credit Commitments are terminated.

                 10.16    Beneficiaries.

                          Except to the extent provided in Sections 10.5,
10.14, 10.15 and 10.18, the provisions of this Article 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                 10.17    Availability of Funds.

                          Unless the Agent shall have been notified by a Bank
prior to the date upon which a Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, from the Borrower) and shall also be entitled to all interest accrued thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.

                 10.18    Calculations.

                          In the absence of gross negligence or willful
misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, each of the Loan Parties and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

                            11.     MISCELLANEOUS

                 11.1     Modifications, Amendments or Waivers.

                          With the written consent of the Required Banks, the
Agent, acting on behalf of all the Banks, and the Loan Parties may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Senior Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties provided, that no such agreement, waiver or consent may be made which will:

                          (i) Except as provided in Section 5.4(b), reduce or increase the amount of the Commitment of any Bank hereunder, or alter the provisions relating to any fee or other amount payable to any Bank hereunder, or amend Sections 5.2, 10.6 and 10.13 hereof, without the written consent of all the Banks; or

                          (ii) Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, or reduce the principal amount of or the rate of interest borne by any Loan, or otherwise affect the terms of payment of the principal of or interest of any Loan, without the written consent of the Bank to whom such Loan is owed; or

                          (iii)   Waive the requirements of Section 8.1(a); or

                          (iv) Amend this Section 11.1, change the definition of Required Banks or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder, without the written consent of all the Banks.

                          (v)     Except for sales of assets permitted by
Section 8.2(h) without the written consent of all of the Banks (with respect to which the Agent shall release any Liens it holds on such assets), release any Collateral, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' obligations; or

                          No agreement, waiver or consent which would modify
the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent. The Agent and the Borrower may modify the Agent's Fee Letter without the consent of or notice to any of the other Banks.

                 11.2     No Implied Waivers; Cumulative Remedies; Writing
Required.

                          No course of dealing and no delay or failure of the
Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Senior Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Senior Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                 11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

                          The Borrower agrees unconditionally upon demand to
pay or reimburse to each Bank and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to reasonable fees and expenses of counsel, incurred by such Bank (a) relating to any amendments, waivers or consents pursuant to the provisions hereof, and (b) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise or enforcement of this Agreement or any other Senior Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Senior Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Senior Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from such Bank's gross negligence or willful misconduct, (b) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions (except for taxes, including any franchise tax, on the overall net income of any Bank or the Agent) now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Senior Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                 11.4     Holidays.

                          Whenever any payment or action to be made or taken
hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2(a) with respect to Interest Periods), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                 11.5     Funding by Branch, Subsidiary or Affiliate.

                          (a)     Notional Funding.

                                  Each Bank shall have the right from time to
time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Borrower would not be under any greater financial obligation pursuant to Section 5.5 hereof than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                          (b)     Actual Funding.

                                  Each Bank shall have the right from time to
time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 11.5(b). If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loan were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any costs or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including, without limitation, any expenses incurred or payable pursuant to Section 5.5 hereof) which would otherwise not be incurred.

                 11.6     Notices.

                          All notices, requests, demands, directions and other
communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth on Schedule 11.6 hereto or in accordance with any subsequent written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (i) in the case of telex or facsimile, when received, (ii) in the case of hand-delivered notice, when hand-delivered, (iii) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (iv) if given by mail, four (4) days after such communication is deposited in the mails with first- class postage prepaid, return receipt requested, and (v) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent with respect to Revolving Credit Loan Requests and Swing Loan Requests, reduction of the Revolving Credit Commitments, extensions of the Expiration Date, selection, conversion or renewal of Interest Rate Options and prepayment notices shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

                 11.7     Severability.

                          The provisions of this Agreement are intended to be
severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                 11.8     Governing Law.

                          This Agreement shall be deemed to be a contract under
the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                 11.9     Prior Understanding.

                          This Agreement supersedes all prior understandings
and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

                 11.10    Duration; Survival.

                          All representations and warranties of the Loan
Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, or payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2 and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Term Loan Commitments, Revolving Credit Commitments and Swing Loan Commitment and repayment in full of the Loans and the expiration of all outstanding Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 and Sections 10.5 and 11.3 hereof, shall survive payment in full of the Loans and expiration or termination of all Letters of Credit and termination of the Revolving Credit Commitments.

                 11.11    Successors and Assigns.

                          This Agreement shall be binding upon and shall inure
to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of any Loan or Loans made by it to one or more banks or other entities, which shall be subject to the consent of the Agent and the Borrower with respect to any assignee, which consent shall not be unreasonably withheld ;provided that no consent of the Borrower shall be required in the case of an assignment by a Bank to an Affiliate of such Bank or if an Event of Default exists and is continuing. Borrower acknowledges that each of the banks under the Existing Credit Agreement immediately prior to the Closing Date is an acceptable assignee and consents to an assignment by PNC Bank to such assignee. Assignments may not be made in amounts less than the lesser of (i) $10,000,000 or (ii) 100% of the Revolving Credit Commitment and outstanding Term Loans of the assigning Bank; provided, however, that PNC may assign portions of its Revolving Credit Commitment and outstanding Term Loans in an amount less than the amount specified in clauses
(i) and (ii) of this sentence so long as such assignment shall not cause the Commitment of PNC to be less than (i) 25% of the total outstanding Commitments if no Event of Default exists and is continuing, or (ii) 0% if an Event of Default exists and is continuing. Any Bank which makes an assignment of any its Loans or its Commitments must assign a percentage of its Term Loan and its Term Loan Commitment which is equal to the percentage of its Revolving Credit Loans and Revolving Credit Commitment which it is assigning. In the case of an assignment, the Agent shall provide written notice thereof to the Borrower, and upon receipt and acceptance by the Agent of the written agreement of such assignee, in substantially the form attached as Exhibit 11.11 hereto, to be bound by the terms hereof (including this Section 11.11 and Section 11.12) as if it were an original Bank hereunder, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Revolving Credit Commitments and Term Loan Commitments shall be adjusted accordingly, and upon surrender of the Notes subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Term Note in an amount equal to the Term Loan purchased by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder and an new Term Note in an amount equal to the Term Loan retained by it hereunder. The assigning Bank shall pay to the Agent a service fee of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2(c) (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to matters of the type referenced in clauses (i), (ii),
(iii) or (iv) under Section 11.1 hereof), all of such Bank's obligations under this Agreement or any other Senior Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Affiliates and any other information concerning any Loan Party or its Affiliates in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants) provided such assignees and participants agree to be bound by the provisions of Section 11.12 hereof. Notwithstanding anything contained herein to the contrary, each Bank and each assignee of a Bank hereunder may only make assignments which are pro rata of all of its rights, benefits and obligations under this Agreement.

                 11.12    Confidentiality.

                          The Agent and the Banks each agree to keep
confidential all information obtained from any Loan Party or its Affiliates which is nonpublic and confidential or proprietary in nature (including any information the Borrower, Borrower or their Affiliates designate as confidential), except as provided below, and to use such information only in connection with their respective capacities as the Agent or as a Bank, as the case may be, under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to receipt of written undertakings from such Persons to maintain the confidentiality of such information, (ii) assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) the Borrower or Borrower shall have consented to such disclosure.

                 11.13    Counterparts.

                          This Agreement may be executed by different parties
hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

                 11.14    Exceptions.

                          The representations, warranties and covenants
contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

                 11.15    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                          EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE
NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SENIOR LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

                 11.16    Joinder of Guarantors.

                          Any Subsidiary of the Borrower which is required to
join this Agreement as a Guarantor pursuant to Section 8.2(p) shall execute and deliver to the Agent (i) a Guarantor

Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties, and (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary and the owner of the capital stock or other ownership interests in such Subsidiary shall execute and deliver to the Agent documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all of such capital stock or other ownership interests in such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within ten (10)Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                 11.17    Tax Withholding Clause.

                          Each Bank or assignee or participant of a bank that
is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two
(2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of the Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of each Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

                 11.18 Nature of Representations, Warranties and Covenants of Borrower and Guarantors.

                          Each Guarantor makes each representation, warranty
and covenant hereunder only with respect to itself and its assets, liabilities and business and does not warrant or covenant with respect to any other Loan Party or the assets, liabilities of the other Guarantors or the Borrower. The Borrower makes all representations, warranties and covenants hereunder with respect to the assets, liabilities and business of the Borrower and each of the other Guarantors. The foregoing does not modify or limit in any manner the Guaranty Agreement or the obligations of each Guarantor under such Guaranty Agreement.

                 11.19    Termination of Prior Credit Agreement.

                          The Loan Parties and the Banks that are parties to
that certain Credit Agreement dated as of November 10,1994 each acknowledge that such agreement is terminated and the commitments of the banks thereunder are canceled as of the date hereof, subject to the obligation of the borrower thereunder to pay any amounts which may be owing thereunder.

               [Signature Page to Credit Agreement; Page 1 of 3]


                          IN WITNESS WHEREOF, the parties hereto, by their
officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                        BORROWER:

ATTEST:                                 CHASE BRASS INDUSTRIES, INC.:


                                        By:
----------------------------------         -------------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Title:                                  Title:
      ----------------------------            ----------------------------------


                                        GUARANTORS:

ATTEST:                                 CHASE BRASS & COPPER COMPANY, INC.


                                        By:
----------------------------------         -------------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Title:                                  Title:
      ----------------------------            ----------------------------------


ATTEST:                                 LEAVITT TUBE COMPANY, INC.


                                        By:
----------------------------------         -------------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Title:                                  Title:
      ----------------------------            ----------------------------------


ATTEST:                                 HOLCO CORPORATION


                                        By:
----------------------------------         -------------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Title:                                  Title:
      ----------------------------            ----------------------------------

               [Signature Page to Credit Agreement;  Page 2 of 3]



                                        AGENT AND BANKS:

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        individually and as the Agent


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        ABN AMRO BANK N.V.
                                        By:  ABN AMRO NORTH AMERICA, INC., its
                                        agent


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        COMERICA BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

               [Signature Page to Credit Agreement;  Page 3 of 3]


                                        IBJ SCHRODER BANK & TRUST COMPANY


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        NATIONAL CITY BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        NBD BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        STAR BANK, N.A.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                             SCHEDULES AND EXHIBITS

        The schedules and exhibits to the Credit Agreement have been omitted. A list of schedules to the Credit Agreement is contained on page v of the Credit Agreement. A list of exhibits to the Credit Agreement is contained on page vi of the Credit Agreement.

        Chase Brass Industries, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.